Exhibit 10.13

SERVICING AGREEMENT
between
BLUESTEM BRANDS, INC.,
Servicer,
FINGERHUT RECEIVABLES I, LLC,
Company,
and
GOLDMAN SACHS BANK USA,
Administrative Agent and Collateral Agent
Dated as of August 20, 2010

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

APPENDICES
APPENDIX A: Operational Guidelines
SCHEDULES
SCHEDULE 3.14: Capital Stock and Ownership
SCHEDULE 3.18: Material Contracts
SCHEDULE 3.19: Senior Management
SCHEDULE 4.05: Insurance Policies
SCHEDULE 4.16: Regulatory Compliance Changes
EXHIBITS
EXHIBIT A: Notice of Reinstatement
EXHIBIT B: Form of Servicing Report
EXHIBIT C: Form of Daily Settlement and Servicing Report
EXHIBIT D: Form of Annual Officer’s Certificate
EXHIBIT E: Form of Payment Date Report
EXHIBIT F: Data Tape Information
EXHIBIT G: Form of Compliance Certificate
EXHIBIT H: Form of Insurance Report
EXHIBIT I: Form of Financial Officer Certification

THIS SERVICING AGREEMENT, dated as of August 20, 2010 among BLUESTEM BRANDS, INC., a Delaware corporation, as Servicer (the “Servicer”), FINGERHUT RECEIVABLES I, LLC (the “Company”) and GOLDMAN SACHS BANK USA (“GS Bank”), as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent (in such capacity, “Collateral Agent”).
ARTICLE I
DEFINITIONS
          Section 1.01 Definitions. All defined terms used but not otherwise defined herein shall have meanings ascribed to them in the Credit Agreement. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
     “Account Owner Termination Rights” shall have the meaning specified in Section 2.1 of the Bluestem Letter Agreement.
     “Administrative Agent” as defined in the preamble hereto.
     “Agreement” shall mean this Servicing Agreement.
     “Annual Membership Fees” shall have the meaning specified in the Receivables Account Agreement applicable to each Receivables Account for annual membership fees or similar terms.
     “Annual Service Charges” shall have the meaning specified in the Receivables Account Agreement applicable to each Receivables Account for annual service charges or similar terms.
     “Backup Servicer” shall mean Systems & Services Technology, Inc. (a subsidiary of NCO Group, Inc.), or any independent third party selected by the Administrative Agent, with the consent of the Class Requisite Lenders of each Class, in consultation with Bluestem that performs servicing and monitoring functions with respect to the Underlying Receivables.
     “Bluestem” shall mean Bluestem Brands, Inc., a Delaware corporation.
     “Bluestem Inventory Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Bluestem 2010 Inventory Credit Agreement.
     “Bluestem Inventory Loan Documents” means the “Loan Documents” as defined in the Bluestem 2010 Inventory Credit Agreement, as amended in accordance with the Bluestem 2010 Inventory Intercreditor Agreement.
     “Capital Expenditures” shall mean, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on the consolidated balance sheet of the Servicer Consolidated Group prepared in accordance with GAAP.

     “Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Change of Control” shall mean
     (A) prior to an initial public offering by Bluestem, (i) Bain, Battery and any of their Affiliates shall cease to beneficially own and control in the aggregate at least 42.5% on a fully diluted basis of the economic and voting interests in the Capital Stock of Bluestem, (ii) Bain, Battery and any of their Affiliates shall cease to beneficially own and control in the aggregate at least 66 2/3% of the Series B Preferred Stock of Bluestem (or other series of Capital Stock senior to or pari passu with the Series B Preferred Stock with voting rights substantially similar to the voting rights of holders of the Series B Preferred Stock) or (iii) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Bain, Battery and any of their Affiliates (a) shall have acquired beneficial ownership of 20% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Bluestem or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Bluestem; provided, however, that, with respect to clause (iii)(a), (y) an increase in the beneficial ownership by the Petters Group of the voting and/or economic interest in the Capital Stock of the Servicer to more than 20% on a fully diluted basis solely as a result of the issuance of dividends shall not constitute a “Change of Control” hereunder and (z) the acquisition by any Person of 20% or more, on a fully diluted basis, of the voting and/or economic interests in the Capital Stock of the Servicer solely as a result of transfers of Capital Stock beneficially owned by the Petters Group shall not constitute a “Change of Control” hereunder; or
     (B) following an initial public offering by Bluestem, any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Bain, Battery and any of their Affiliates (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Bluestem or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Bluestem.
     “Collateral Agent” as defined in the preamble hereto.
     “Collection Period” means, for each calendar month, (x) the period from, and including, the first calendar day of such month to, and including, the 15th calendar day of such month and (y) the period from, and including, the 16th calendar day of such month to, and including, the last day of such month; provided, that the initial Collection Period shall commence on the Closing Date and shall end on August 31, 2010.
     “Collections” shall mean all payments by or on behalf of Receivables Obligors (including Insurance Proceeds) (i) received in respect of the Underlying Receivables or (ii) that constitute Recoveries, in each case, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Receivables Account Agreement in effect from time to time and all other amounts specified by this Agreement, the Credit Agreement or the Receivables Purchase Agreement as constituting Collections.
     “Company” shall have the meaning specified in the preamble hereto.
     “Compliance Certificate” shall mean a Compliance Certificate certified by an Authorized Officer of the Servicer substantially in the form of Exhibit G hereto.
     “Consolidated Adjusted EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) for any period including the period in which such amounts were paid, fees or expenses of the Administrative Agent and any Lender or arranger in connection with the Credit Documents, or of any administrative agent, lender, or arranger in connection with the Bluestem Inventory Loan Documents, in each case paid on or prior to the Closing Date, (v) for any period (other than the period specified in the following clause (vi)) including the period in which such amounts were paid, other fees or expenses in an amount not to exceed $1,000,000 paid in connection with the Credit Documents, the Bluestem Inventory Loan Documents or the Senior Subordinated Documents and the transactions contemplated therein, (vi) for the period from, and including, the Closing Date to, and including, the last day of the first Fiscal Quarter to end after the Closing Date, other fees and expenses in an amount not to exceed $6,500,000 paid in connection with the Credit Documents and the transactions contemplated therein and the refinancing or replacement of credit facilities existing prior to the Closing Date, (vii) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory) in an amount not to exceed $2,000,000, or any additional amounts approved by the Class Requisite Lenders of each Class, (viii) reasonable fees and expenses in connection with an initial public offering by Bluestem in an amount not to exceed the lesser of (A) 12.5% of the gross proceeds thereof and (B) the actual fees and expenses incurred in connection therewith, or any additional amounts approved by the Class Requisite Lenders of each Class and (ix) the amount of any prepayment premiums or other similar fees paid in connection with the Credit Documents or the Bluestem Inventory Loan Documents, minus (b) without duplication and to the extent included in Consolidated Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(vii) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Servicer Consolidated Group on a consolidated basis in accordance with GAAP.
     “Consolidated Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.
     “Consolidated Fixed Charges” shall mean, for any period, without duplication, Consolidated Cash Interest Expense for such period, plus any administration fees owed pursuant to paragraph 2 of the Fee Letter and any commitment fees owed pursuant to Section 2.9(a) of the Credit Agreement and the Bluestem 2010 Inventory Credit Agreement, plus scheduled principal payments on Indebtedness made during such period (not including principal payments under the Credit Agreement), plus the amount of any prepayment premiums or other similar fees paid in connection with the Credit Documents or the Bluestem Inventory Loan Documents, plus income and franchise taxes paid in cash net of income and franchise tax refunds (but not less than zero), plus (x) dividends or distributions paid in cash and (y) any other Restricted Payments permitted under Section 1.8(a)(iii), (iv), (v) and (vi) of the Bluestem Letter Agreement and paid in cash, all calculated for the Servicer Consolidated Group on a consolidated basis.
     “Consolidated Interest Expense” shall mean, for any period, total interest expense (including that portion attributable to Capital Lease Obligations) of the Servicer Consolidated Group for such period with respect to all outstanding Indebtedness of the Servicer Consolidated Group (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Servicer Consolidated Group for such period in accordance with GAAP.
     “Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) for such period of the Servicer Consolidated Group, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any member of the Servicer Consolidated Group, (b) the income (or deficit) of any Person (other than a Subsidiary) in which any member of the Servicer Consolidated Group has an ownership interest, except to the extent that any such income is actually received by the such member of the Servicer Consolidated Group in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Credit Document or Related Agreement) or Requirement of Law applicable to such Subsidiary.
     “Controlled Account Control Agreement” shall have the meaning attributed to such term in the Security Agreement.
     “Controlled Affiliate” shall mean, as applied to any Person, any Person directly or indirectly controlled by such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” and “controlled by”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
     “Credit Adjustment” shall have the meaning specified in Section 2.03(b)(i).
     “Credit Agreement” shall mean the Credit Agreement, dated as of August 20, 2010, between the Company, GS Bank as Administrative Agent and Collateral Agent, Joint Lead Arranger, Joint Bookrunner, Syndication Agent and Documentation Agent, and J.P. Morgan Securities Inc. as Joint Lead Arranger and Joint Bookrunner and the lenders party thereto.

     “Daily Settlement and Servicing Report” shall mean a report prepared by the Servicer and delivered to the Company and the Administrative Agent on each Business Day, substantially in the form of Exhibit C hereto.
     “Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the date on which such transaction is first recorded on the Servicer’s computer file of revolving credit card accounts or closed-end installment loan accounts (without regard to the effective date of such recordation).
     “Debtor Relief Laws” shall mean Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws of the United States, any state thereof or any foreign country from time to time in effect, affecting the rights of creditors generally or the rights of creditors of banks.
     “Defaulted Account” shall mean each Receivables Account with respect to which the Servicer has charged off Underlying Receivables in such Receivables Account as uncollectible in accordance with (i) the Operational Guidelines in effect on the date hereof or (ii) the Servicer’s customary and usual servicing procedures for servicing credit account receivables comparable to the Underlying Receivables. A Receivables Account shall become a Defaulted Account on the day on which the Underlying Receivables in such Receivables Account are recorded as charged off as uncollectible on the Servicer’s computer master file of accounts.
     “Depositary Bank” shall have the meaning attributed to such term in the Security Agreement.
     “Determination Date” shall mean, with respect to any Interest Payment Date, the date that is two Business Days prior to such Interest Payment Date.
     “Dollars,” “$” or “U.S. $” shall mean United States dollars.
     “Eligible Servicer” shall mean the Backup Servicer or, if the Backup Servicer is unable to assume the duties, responsibilities and obligations of the Servicer in accordance with Section 7.02(b) hereof, an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit accounts and/or closed-end installment loan accounts, (b) is legally qualified and has the capacity to service the Receivables Accounts, (c) has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Receivables Accounts or obtains the right to use such software or has its own software which is adequate to perform the Servicer’s duties under this Agreement and (e) is otherwise reasonably acceptable to the Administrative Agent and the Class Requisite Lenders of each Class.
     “Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

     “Finance Charge Collections” shall mean (i) all Collections of Finance Charge Receivables, (ii) all Recoveries, (iii) all Contribution Amounts deposited into the Finance Charge Collections Account and (iv) investment earnings on amounts on deposit in the Finance Charge Collections Account, the Prepayment Account and the Spread Account.
     “Finance Charge Collections Account” shall have the meaning attributed to such term in the Security Agreement.
     “Finance Charge Receivables” shall mean Underlying Receivables created in respect of Periodic Finance Charges, Annual Membership Fees, Annual Service Charges, Late Fees, Return Check Fees, SafeLine Account Protection fees and all other similar fees and charges designated by the Servicer for each Collection Period.
     “Financial Officer Certification” shall mean, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Servicer that such financial statements fairly present, in all material respects, the financial condition of the Servicer Consolidated Group as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year end adjustments.
     “Financial Plan” shall have the meaning specified in Section 4.02(g).
     “Fiscal Quarter” shall mean, for the Servicer and the Company, a fiscal quarter of a Fiscal Year.
     “Fiscal Year” shall mean, for the Servicer and the Company, the fiscal year ending on the Friday nearest to the 31st of January of each calendar year.
     “Fixed Charge Coverage Ratio” shall mean the ratio determined for the most-recently ended four Fiscal Quarters of the Servicer of (a) Consolidated Adjusted EBITDA for such period minus Capital Expenditures made during such period (excluding the portion thereof funded with (i) long-term debt financing provided by third parties or (ii) for the period from the date of the initial public offering of Bluestem to the first anniversary thereof, proceeds from such initial public offering in an amount not to exceed $20,000,000 (provided that, such exclusions shall not cause Capital Expenditures to be less than zero)) to (b) Consolidated Fixed Charges for such period, all calculated for the Servicer Consolidated Group on a consolidated basis in accordance with GAAP.
     “Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “GS Bank” as defined in the preamble hereto.
     “Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
     “Historical Financial Statements” shall mean as of the Closing Date, (a) the audited financial statements of the Servicer Consolidated Group, for its most recently ended Fiscal Year, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (b) for the interim period from January 30, 2010 to the Closing Date, internally prepared, unaudited financial statements of the Servicer Consolidated Group, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the February, March, April, May and June fiscal months, in the case of clauses (a) and (b), certified by the chief financial officer of the Servicer that they fairly present, in all material respects, the financial condition of the Servicer Consolidated Group as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year end adjustments.
     “Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
     “Insurance Consultant” shall mean Lockton Companies, LLC and any replacement insurance consultant for the Administrative Agent selected by the Administrative Agent.

     “Insurance Proceeds” shall mean any amounts received pursuant to the payment of benefits under any credit life insurance policies, credit disability or unemployment insurance policies covering any Receivables Obligor with respect to Underlying Receivables under such Receivables Obligor’s Receivables Account.
     “Intangible Assets” shall mean assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and developmental costs.
     “Late Fees” shall have the meaning specified in the Receivables Account Agreement applicable to each Receivables Account for late fees or similar terms.
     “Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Lockbox Account” shall have the meaning attributed to such term in the Security Agreement.
     “Lockbox Account Bank” shall have the meaning attributed to such term in the Security Agreement.
     “LTM EBITDA Margin” shall mean, for any date of determination, an amount (expressed as a percentage) calculated by dividing (i) the Consolidated Adjusted EBITDA of the Servicer Consolidated Group for the previous twelve months by (ii) the net sales of the Servicer Consolidated Group for the previous twelve months.
     “Material Contract” shall mean any contract or other arrangement to which any member of the Servicer Consolidated Group is a party (other than the Credit Documents or Related Agreements) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.
     “Narrative Report” shall mean, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Servicer Consolidated Group, as the case may be, in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.
     “Net Liquidity” shall mean, as of any date of determination, an amount equal to the sum of (a) unrestricted Cash and Cash Equivalents of the Servicer Consolidated Group, plus (b) Revolving Availability, plus (c) availability under the Bluestem 2010 Inventory Credit Agreement; provided, that all conditions to funding under (b) or (c), as the case may be, have been fully satisfied (other than delivery of prior notice of funding and post-funding notices, opinions or certificates).
     “Notice of Reinstatement” shall mean a notice of reinstatement substantially in the form of Exhibit A hereto.
     “Notices” shall have the meaning specified in Section 8.04.
     “Off-Balance Sheet Liability” means, with respect to any Person, (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).
     “Operational Guidelines” shall mean the summary of certain operational guidelines and policies and procedures of the Servicer with respect to its servicing of the Receivables Accounts and Underlying Receivables attached as Appendix A hereto (as updated from time to time pursuant to Section 4.17).
     “Payment Date Report” shall have the meaning specified in Section 2.04(g).
     “Periodic Finance Charges” shall have the meaning attributed to such term in the Receivables Account Agreement applicable to each Receivables Account for finance charges (due to periodic rate) or any similar term.
     “Petters Group” means Petters Group Worldwide LLC and its Affiliates or any receiver or trustee therefor or any successor or transferee thereof.
     “Principal Collections” shall mean all Collections of Principal Receivables.
     “Principal Collections Account” shall have the meaning attributed to such term in the Security Agreement.
     “Principal Receivables” shall mean all Underlying Receivables other than Finance Charge Receivables. A Principal Receivable shall be deemed to have been created on the Date of Processing of such Principal Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Receivables Accounts on such day.
     “Receivables Account” shall mean each consumer revolving credit account or closed-end installment loan account established pursuant to a Receivables Account Agreement between the applicable Receivables Account Owner and any Receivables Obligor.
     “Receivables Account Agreement” shall mean, with respect to a revolving credit account or closed-end installment loan account, the agreements between a Receivables Account Owner and the Receivables Obligor governing the terms and conditions of such account, including the schedules, exhibits, annexes or appendices thereto, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.
     “Receivables Account Owner” shall mean, with respect to any Receivables Account, the entity which is either (i) the originator of such Receivables Account pursuant to a Receivables Account Agreement or (ii) an entity which has acquired such Receivables Account and, in either case, has sold the related Underlying Receivables to the Seller which has in turn sold the related Underlying Receivables to the Company pursuant to a Receivables Purchase Agreement. Each of the following shall be a “Receivables Account Owner”: (i) WebBank, (ii) MetaBank and (iii) any other entity requested by the Servicer and approved by the Administrative Agent in its sole and absolute discretion.
     “Receivables Obligor” shall mean, with respect to any Receivables Account, the Person or Persons obligated to make payments with respect to such Receivables Account, including any guarantor thereof, but excluding any merchant.
     “Recoveries” shall mean all amounts received with respect to Defaulted Accounts, including without limitation any Insurance Proceeds attributable to Underlying Receivables in Defaulted Accounts and the net proceeds of any sale or other disposition of such Underlying Receivables.
     “Refinancing” means an extension, renewal or replacement.
     “Reinstatement Termination Date” shall have the meaning specified in Section 8.02.
     “Reinstatement Termination Event” shall have the meaning specified in Section 8.02.
     “Requirements of Law” shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.
     “Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Bluestem or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Bluestem or of any option, warrant or other right to acquire any such Equity Interests in Bluestem.
     “Return Check Fees” shall have the meaning specified in the Receivables Account Agreement applicable to each Receivables Account for return check fees or similar terms.
     “SafeLine Account Protection” shall have the meaning specified in the Receivables Account Agreement applicable to each Receivables Account for account protection charges.
     “Securities Act” shall mean the Securities Act of 1933, as amended.

     “Seller” shall mean Bluestem.
     “Senior Subordinated Debt” means the Indebtedness of Bluestem in the aggregate original principal amount of $30,000,000, as evidenced by the 13.00% Senior Subordinated Secured Notes dated as of March 23, 2006 in the aggregate principal amount of $30,000,000 made by Bluestem, together with any replacements thereof, in each case as amended, modified, supplemented or restated in accordance with the terms of the Holdings Securities Purchase Agreement.
     “Senior Subordinated Documents” means the Holdings Securities Purchase Agreement and any and all agreements, documents and instruments executed and delivered thereunder or in connection therewith.
     “Service Transfer” shall have the meaning specified in Section 7.01.
     “Servicer” shall mean Bluestem, in its capacity as Servicer pursuant to this Agreement.
     “Servicer Consolidated Group” shall mean Bluestem and its Subsidiaries.
     “Servicer Default” shall have the meaning specified in Section 7.01.
     “Servicing Fee” shall have the meaning specified in Section 2.02.
     “Servicing Report” has the meaning specified in Section 2.04(b) herein.
     “Spread Account” shall have the meaning attributed to such term in the Security Agreement.
     “Subsidiary” means any direct or indirect wholly-owned subsidiary of the Servicer or a Bluestem Credit Party, as applicable.
     “Successor Servicer” shall have the meaning specified in Section 7.02(a).
     “Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivatives transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any member of the Servicer Consolidated Group shall be a Swap Agreement.
     “Tangible Net Worth” shall mean, with respect to a Person, as of any date of determination, the result of (a) such Person’s total stockholder’s or other equity (excluding treasury stock and subscribed but unissued capital stock), minus (b) the sum of (i) all Intangible Assets of such Person, (ii) all of such Person’s prepaid expenses and (iii) all amounts due to such Person from its Affiliates.

     “Termination Notice” shall have the meaning specified in Section 7.01.
     “Three-Year Forecast” shall have the meaning specified in Section 3.12.
     “UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.
     “Underlying Receivables” shall mean all amounts payable by Receivables Obligors on any Receivables Account from time to time, other than such amounts that have not yet been sold by a Receivables Account Owner to the Seller pursuant to the applicable Receivables Sale Agreement, including amounts payable for Principal Receivables and Finance Charge Receivables.
     “US Bank Account” shall have the meaning attributed to such term in the Security Agreement.
          Section 1.02 Other Definitional Provisions.
          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
          (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.
          (c) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.
          (d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, clause, Schedule or Exhibit are references to subsections, Sections, clauses, Schedules and Exhibits in or to this Agreement unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and permitted assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
          (e) In the event that any reports are not available to any Person on the date on which such Person is required to make a determination of whether a computational test has been satisfied pursuant hereto, such determination shall be made using the most current available information.
ARTICLE II
ADMINISTRATION AND SERVICING OF RECEIVABLES
          Section 2.01 Acceptance of Appointment and Other Matters Relating to the Servicer.
          (a) The Company and the Administrative Agent hereby appoint Bluestem Brands, Inc. to act as Servicer under this Agreement, and Bluestem Brands, Inc. hereby agrees to act as the Servicer under this Agreement until terminated in accordance with the terms hereof.
          (b) As agent for the Company and the Administrative Agent, the Servicer shall service and administer the Underlying Receivables, shall record receipt of all Collections, shall allocate amounts received under the Underlying Receivables and deposited in the Lockbox Account to the Principal Collections Account and the Finance Charge Collections Account, pursuant to Section 2.03, and shall charge off as uncollectible Underlying Receivables in Defaulted Accounts, all in accordance with its customary and usual servicing procedures for servicing revolving credit account receivables and closed-end installment loan account receivables, in each case, comparable to the Underlying Receivables and in accordance with the Operational Guidelines. Without limiting the generality of the foregoing and subject to Section 7.01, the Servicer or its designee is hereby authorized and empowered, and agrees, unless such power is revoked by the Collateral Agent on account of the occurrence of a Servicer Default, (i) to instruct the Receivables Obligors to deposit Collections in the US Bank Account or the Lockbox Account, (ii) to allocate Collections to the Principal Collections Account or the Finance Charge Collections Account as set forth in Section 2.03 hereto and (iii) to execute and deliver, on behalf of the Company, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Underlying Receivables and, after the delinquency of any Underlying Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection proceedings with respect to such Underlying Receivable. The Company upon written request therefor shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.
          (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Underlying Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit account receivables.
          (d) The Servicer shall comply with and perform its servicing obligations with respect to the applicable Receivables Accounts and Underlying Receivables in all material respects in accordance with the Receivables Account Agreements relating to the Receivables Accounts and the Operational Guidelines.
          (e) The Servicer shall pay out of its own funds all expenses incurred in connection with the servicing activities hereunder including expenses related to enforcement of the Underlying Receivables, the reasonable fees and expenses of its outside counsel and independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements.
          Section 2.02 Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) on each Interest Payment Date, in accordance with Sections 2.13 and 2.15 of the Credit Agreement, in an amount equal to one-twenty-fourth of the product of (a) the average daily outstanding balance of Principal Receivables for the Collection Period related to such Interest Payment Date and (b) 3.00%.
          Section 2.03 Collections, Allocations, Investments and Adjustments.
          (a) Collections and Allocations. By 1:00 p.m. (New York City time) on the second Business Day following the Date of Processing related to any Collections, the Servicer shall determine if such Collections are Finance Charge Collections or Principal Collections and shall direct the Lockbox Account Bank and the Depositary Bank, as applicable, to transfer such Principal Collections from the Lockbox Account to the Principal Collections Account and to transfer such Finance Charge Collections from the Lockbox Account to the Finance Charge Collections Account; provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the Servicer such deposit shall be made no later than the second Business Day following the date on which such account number is identified or such payment can be processed, as applicable. On the Business Day immediately preceding an Interest Payment Date, the Servicer shall direct the Depositary Bank to transfer any investment earnings as of the open of business on the related Determination Date on amounts on deposit in the Prepayment Account or the Spread Account to the Finance Charge Collections Account.
          (b) Adjustments.
          (i) If, with respect to any Date of Processing, the amount of any Principal Receivable is adjusted downward by the Servicer without receiving Collections therefor because of a rebate, unauthorized charge, refund or billing error, because such Principal Receivable was created in respect of merchandise which was refused or returned by a Receivables Obligor or because the Principal Receivable was created through a fraudulent or counterfeit charge, then an adjustment (a “Credit Adjustment”) shall be made on such Date of Processing to the aggregate amount of Principal Receivables in an amount equal to such Credit Adjustment, thereby reducing the aggregate amount of Principal Receivables for such Date of Processing.
          (ii) If (1) the Servicer directs the Lockbox Account Bank to transfer funds from the Lockbox Account to the Principal Collections Account or the Finance Charge Collections Account in respect of a Collection and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (2) the Servicer makes a mistake with respect to the amount of any Collection and directs the Lockbox Account Bank to transfer an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount that it directs the Lockbox Account Bank to subsequently transfer to the Principal Collections Account or the Finance Charge Collections Account, as applicable, to reflect such dishonored check or mistake. Any Underlying Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section 2.03(b) shall not require any change in any report previously delivered pursuant to Section 2.04(a).
          (c) Investments. For so long as the Company is permitted to direct the Depositary Bank to invest amounts held in the Finance Charge Collections Account, the Prepayment Account and the Spread Account in Permitted Investments pursuant to the Controlled Account Control Agreement, the Servicer (on behalf of the Company) may direct the Depositary Bank with respect to the investment of such amounts in Permitted Investments.
          Section 2.04 Reports and Records.
          (a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Company, the Administrative Agent, any Lender and the Backup Servicer upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables on the second preceding Date of Processing in respect of each Receivables Account and (ii) the amount of Underlying Receivables as of the close of business on the second preceding Date of Processing in each Receivables Account. The Servicer shall, at all times, maintain its computer files with respect to the Receivables Accounts in such a manner so that the Eligible Underlying Receivables with respect to each Receivables Account may be specifically identified and shall make available to the Company, the Administrative Agent, any Lender and the Backup Servicer at the office of the Servicer on any Business Day any computer programs necessary to make such identification.
          (b) Servicing Report. Not later than the Determination Date after the end of a Collection Period, the Servicer shall deliver to the Company, the Administrative Agent and the Backup Servicer a servicing report (such report, the “Servicing Report”), which shall contain the information with respect to the Underlying Receivables as set forth in Exhibit B hereto.
          (c) Weekly Data Tape. By 1:00 p.m. (New York City time) on the first Business Day of each week, the Servicer shall deliver to the Backup Servicer and the Administrative Agent a data tape for the prior week containing the information set forth in Exhibit F hereto and in a format requested by the Backup Servicer and reasonably acceptable to the Administrative Agent.
          (d) Collection Period Data Tape. Not later than the Determination Date after the end of a Collection Period, the Servicer shall deliver to the Backup Servicer and the Administrative Agent a data tape for such Collection Period in a form agreed to by the Backup Servicer and the Administrative Agent.

          (e) Daily Settlement and Servicing Report.
          (i) The Servicer shall prepare a Daily Settlement and Servicing Report on each Business Day, and shall deliver such report to the Company and the Administrative Agent by 1:00 p.m. (New York City time). The daily report shall include allocations and payments made or deemed to be made for each Date of Processing since the most recent Date of Processing covered by the prior Daily Settlement and Servicing Report, shall include activity for the Date of Processing two Business Days prior to the date of delivery, and shall include a Borrowing Base Certificate, as of the Date of Processing two Business Days prior to the date of delivery and taking into account any withdrawals from or deposits into the Principal Collections Account, the Total Utilization of Revolving Commitments and the aggregate outstanding amount of the Tranche B Term Loans, in each case, as of the date of delivery.
          (ii) Upon discovery of any error or receipt of notice of any error in any Daily Settlement and Servicing Report, the Servicer and the Administrative Agent shall arrange to confer and shall agree upon any adjustments necessary to the Principal Collections Account or to the Finance Charge Collections Account to correct any such errors.
          (f) Other Reports. The Servicer shall provide in a timely manner to the Administrative Agent any other report, document or information reasonably requested by the Administrative Agent or the Class Requisite Lenders of either Class.
          (g) Payment Date Report. For each Interest Payment Date, the Servicer shall compile and provide (or cause to be compiled and provided) by 1:00 p.m. (New York time) on the related Determination Date an accounting (such accounting, the “Payment Date Report”) to the Company, the Administrative Agent and each Lender substantially in the form of Exhibit E hereto. If for any reason any of the amounts specified in a Payment Date Report must be adjusted to reflect any changes after the Determination Date but prior to the related Interest Payment Date, the Servicer shall provide a supplement to such Payment Date Report by the close of business on the Business Day immediately preceding such Interest Payment Date and such supplement shall be deemed to be part of the related Payment Date Report.
          Section 2.05 Annual Certificate of Servicer. The Servicer shall deliver to the Company and the Administrative Agent within 120 calendar days from the end of the Fiscal Year of the Company beginning with the Fiscal Year ending on January 28, 2011 certified by an Authorized Officer of the Servicer, an officer’s certificate substantially in the form of Exhibit D hereto.
          Section 2.06 Annual Servicing Report of Independent Public Accountants; Copies of Reports Available.
          (a) Within 120 calendar days from the end of the Fiscal Year of the Servicer beginning with the Fiscal Year ending on January 28, 2011, the Servicer shall cause a firm of nationally recognized independent registered public accountants (who may also render other services to the Servicer) to furnish a report to the Company and the Administrative Agent to the effect that they have performed certain procedures agreed upon with the Servicer related to the Servicer’s material compliance with the Operational Guidelines for the twelve months ended on the last day of the preceding Fiscal Year of the Servicer. Such report shall set forth the agreed-upon procedures performed, any exceptions noted related to such procedures or a statement that no exceptions were noted. Notwithstanding the above, such report may be restricted in its distribution to those parties who are a party to the engagement letter with such firm if required by such registered public accountants. In the event a material discrepancy is noted on such report, the Servicer will, within 30 calendar days of such notice, resolve such material discrepancy.
          (b) Within 120 calendar days from the end of the Fiscal Year of the Servicer beginning with the Fiscal Year ending on January 28, 2011, the Servicer shall cause a firm of nationally recognized independent registered public accountants (who may also render other services to the Servicer) to furnish a report to the Company and the Administrative Agent to the effect that they have performed certain procedures agreed upon with the Servicer to recalculate certain mathematical calculations of certain amounts set forth in the Servicer’s Servicing Reports during the period covered by such reports and have compared such amounts with the Servicer’s computer records that were the source of such amounts. Such report shall set forth the agreed-upon procedures performed, any exceptions noted related to such procedures or a statement that no exceptions were noted. Notwithstanding the above, such report may be restricted in its distribution to those parties who are a party to the engagement letter with such firm if required by such registered public accountants. In the event a material discrepancy is noted on such report, the Servicer will, within 30 calendar days of such notice, resolve such material discrepancy.
          (c) Any Lender may obtain a copy of each certificate and report provided pursuant to Section 2.04(b), Section 2.05 or Section 2.06, by a request in writing to the Servicer.
          Section 2.07 Notices to the Seller. In the event that the Seller is no longer acting as Servicer but the Receivables Purchase Agreement has not been terminated in accordance with its terms, the Administrative Agent shall use reasonable efforts to cause any Successor Servicer to deliver or make available to the Seller each certificate and report required to be provided thereafter pursuant to Section 2.04(a), (b) and (e), Section 2.05 and Sections 2.06(a) and (b).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SERVICER
     Bluestem Brands, Inc., as Servicer, hereby makes on the Closing Date, as of the date hereof and on each Credit Date (and on any other date specified in this Article III), unless such representation and warranty refers to an earlier date, in which case such representation and warranty shall be made as of such earlier date, the following representations, warranties on which the Company and the Lenders, as applicable, shall be deemed to have relied in purchasing the Underlying Receivables under the Receivables Purchase Agreement and making the Loans and entering into the Credit Agreement:

          Section 3.01 Organization and Good Standing. The Servicer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to own its properties and conduct its credit account servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.
          Section 3.02 Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) in any jurisdiction where such qualification is required in order to conduct its business, and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Underlying Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain such licenses and approvals would not reasonably be expected to have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.
          Section 3.03 Due Authorization. The execution, delivery, and performance by the Servicer of this Agreement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby have been duly authorized by the Servicer by all necessary corporate or other appropriate action on the part of the Servicer, and this Agreement will remain, from the time of its execution, an official record of the Servicer.
          Section 3.04 Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws now or hereafter in effect or by general principles of equity (whether considered in a suit at law or in equity).
          Section 3.05 No Conflict. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate or result in any breach in any material respect of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.
          Section 3.06 No Violation. The execution, delivery and performance of this Agreement by the Servicer, and the fulfillment of the terms and transactions hereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer.
          Section 3.07 No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that would reasonably be expected to have a material and adverse effect on the performance by the Servicer of its obligations under this Agreement.
          Section 3.08 Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Underlying

Receivable and the related Receivables Account, if any; will maintain in effect all qualifications required under Requirements of Law in order to service properly each Underlying Receivable and the related Receivables Account, if any; and will comply in all respects with all other Requirements of Law in connection with servicing each Underlying Receivable and the related Receivables Account the failure to comply with which would reasonably be expected to have a material adverse effect on the performance by the Servicer of its obligations under this Agreement.
          Section 3.09 All Consents. All authorizations, consents, licenses, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.
          Section 3.10 Solvency. The Servicer is Solvent.
          Section 3.11 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject to (a) any changes resulting from restatements as may be required to comply with the Securities Act, Exchange Act and the rules and regulations promulgated thereunder in connection with an initial public offering by Bluestem and subject or (b) in the case of any such unaudited financial statements, changes resulting from audit and normal year end adjustments. As of the Closing Date, no member of the Servicer Consolidated Group has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Servicer Consolidated Group taken as a whole.
          Section 3.12 Three-Year Forecast. On and as of the Closing Date, the Three-Year Forecast dated June 11, 2010 of the Servicer Consolidated Group for the period of Fiscal Year 2010 through and including Fiscal Year 2013, including monthly projections for each month during the current Fiscal Year ending on January 28, 2011 (the “Three-Year Forecast”) delivered pursuant to Section 4.02(a) was based on good faith estimates and assumptions made by the management of the Servicer; provided, that actual results during the period or periods covered by the Three-Year Forecast may differ from such Three-Year Forecast and that the differences may be material; provided further, as of the Closing Date, management of the Servicer believes that the Three-Year Forecast was reasonable and attainable.
          Section 3.13 Title to Assets. The Servicer had, as of the dates specified therein, good and valid title to all of its assets reflected in the Historical Financial Statements referred to in Section 3.11 and in the most recent financial statements delivered pursuant to Section 4.02. Except as permitted by this Agreement or the Credit Agreement, all such properties and assets are free and clear of liens other than liens permitted under Section 1.2 of the Bluestem Letter Agreement.
          Section 3.14 Capital Stock and Ownership. As of the Closing Date, the Capital Stock of each member of the Servicer Consolidated Group has been duly authorized and validly issued and is fully paid and non assessable. Except as set forth on Schedule 3.14 hereto, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which any member of the Servicer Consolidated Group is a party requiring, and there is no membership interest or other Capital Stock of any member of the Servicer Consolidated Group outstanding which upon conversion or exchange would require, the issuance by any member of the Servicer Consolidated Group of any additional membership interests or other Capital Stock of any member of the Servicer Consolidated Group convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any member of the Servicer Consolidated Group. Schedule 3.14 correctly sets forth the ownership interest of each member of the Servicer Consolidated Group in their respective Subsidiaries as of the Closing Date.
          Section 3.15 Material Adverse Effect. Since January 29, 2010, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect with respect to the Servicer.
          Section 3.16 Payment of Taxes. Except as otherwise permitted under Section 4.10, all tax returns and reports of each member of the Servicer Consolidated Group required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon each member of the Servicer Consolidated Group and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. The Servicer knows of no proposed tax assessment against any member of the Servicer Consolidated Group that could reasonably be expected to have a material adverse effect on the performance by the Servicer of its obligations under this Agreement, which is not being actively contested by the Servicer or a Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
          Section 3.17 No Defaults. No member of the Servicer Consolidated Group is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, would reasonably be expected to constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect with respect to the Servicer.
          Section 3.18 Material Contracts. Schedule 3.18 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, together with any updates provided pursuant to Section 4.02(l). All such Material Contracts are in full force and effect, and no defaults currently exist thereunder (other than as described in Schedule 3.18 or in such updates).

          Section 3.19 Senior Management. Schedule 3.19 contains a true, correct and complete list of all the members of Senior Management and their respective titles as of the Closing Date.
          Section 3.20 Operational Guidelines. Appendix A contains a true, correct and complete copy of the Operational Guidelines as updated pursuant to Section 4.17.
ARTICLE IV
AFFIRMATIVE COVENANTS OF THE SERVICER
     Bluestem Brands, Inc., as Servicer, covenants and agrees that so long as this Agreement is in effect and until satisfaction of its obligations hereunder, that it shall perform, and shall cause each of its Subsidiaries and Controlled Affiliates to perform, all covenants in this Article IV.
          Section 4.01 Financial Covenants.
          (a) Minimum Net Liquidity. The Servicer Consolidated Group’s Net Liquidity shall be equal to or greater than (i) for each fiscal month of the Servicer other than the December and January fiscal months, $25,000,000 (measured as of the last day of each such fiscal month of the Servicer) and (ii) for the December and January fiscal months of the Servicer, $20,000,000 (measured as of the last day of each such fiscal month of the Servicer), in each case, after giving effect to any payments under the Bluestem Inventory Credit Agreement on such date of measurement.
          (b) Net Worth. The Servicer Consolidated Group shall have a Tangible Net Worth (measured as of the last day of each Fiscal Quarter) equal to or greater than the sum of (i) $120,000,000, plus (ii) 75% of its Consolidated Net Income (if positive) for each full Fiscal Year after the Closing Date, plus (iii) 85% of the gross proceeds actually received in cash by the Servicer Consolidated Group from the proceeds of any issuance of Capital Stock by the Servicer Consolidated Group after the Closing Date.
          (c) Minimum LTM EBITDA Margin: The LTM EBITDA Margin for the Servicer Consolidated Group shall be equal to or greater than 8.5% (measured as of the last day of each Fiscal Quarter).
          (d) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for the Servicer Consolidated Group (measured as of the last day of each Fiscal Quarter) shall be:

Relevant period	Fixed Charge Coverage Ratio
Closing Date through and including the Fiscal Quarter ending on or about October 31, 2011	Equal to or greater than 1.00x

Following the Fiscal Quarter ending on or about October 31, 2011, through and including the Fiscal Quarter ending on or about October 31, 2012	Equal to or greater than 1.05x

Following the Fiscal Quarter ending on or about October 31, 2012	Equal to or greater than 1.10x
          Section 4.02 Financial Statements. Unless otherwise provided below, the Servicer shall deliver to the Administrative Agent and the Lenders:
          (a) Closing Date Financial Statements; Three-Year Forecast. As of the Closing Date, (i) the Three-Year Forecast, (ii) the Historical Financial Statements, (iii) a Financial Officer Certification, and (iv) Servicing Reports for the most recent calendar month period completed five Business Days after the last day of the preceding calendar month.
          (b) Monthly Reports. As soon as available, and in any event within 30 days after the end of each month (beginning (i) for the Servicer Consolidated Group, with the monthly period ended on July 2, 2010 and (ii) for the Company, with the monthly period ended on July 2, 2010), the consolidated balance sheets of the Servicer Consolidated Group and the stand-alone balance sheets of the Company as at the end of such month, the related consolidated and stand-alone statements of income and the consolidated statements of stockholders’ equity and consolidated statements of cash flows of the Servicer Consolidated Group for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plans for the current Fiscal Year, subject to normal year-end audit adjustments and the absence of footnotes, all in reasonable detail, together with a schedule of reconciliations for any reclassifications in excess of $250,000 with respect to prior months or periods (and, in connection therewith, copies of any restated financial statements for any impacted month or period) and a Financial Officer Certification;
          (c) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), the consolidated balance sheets of the Servicer Consolidated Group as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Servicer Consolidated Group, as the case may be, for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, subject to normal year-end audit adjustments and the absence of footnotes, all in reasonable detail, together with a Financial Officer Certification, substantially in the form attached as Exhibit I hereto, and a Narrative Report with respect thereto and any other operating reports of the Servicer as may be reasonably requested by the Administrative Agent;
          (d) Annual Financial Statement. As soon as available, and in any event within 120 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Servicer Consolidated Group as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of the Servicer Consolidated Group, as the case may be, for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto (such financial statements shall also include (x) a detailed summary of any audit adjustments; (y) a reconciliation of any material audit adjustments or reclassifications to the previously provided monthly or quarterly financials; and (z) restated monthly or quarterly financials for any periods that are required to be restated pursuant to GAAP); and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Servicer, and reasonably satisfactory to the Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Servicer Consolidated Group, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating that in the course of their audit, nothing has come to their attention that caused them to believe that the Servicer has failed to comply with the terms, covenants, provisions or conditions of Section 6.5 of the Credit Agreement or Section 4.01 of this Agreement, in each case insofar as they relate to financial and accounting matters, and if any such failure has come to their attention, specifying the nature and period of existence thereof;
          (e) Compliance Certificates. Together with each delivery of the relevant financial statements of the Servicer Consolidated Group pursuant to Sections 4.02(b), 4.02(c) and 4.02(d), the Servicer shall deliver a duly executed and completed Compliance Certificate;
          (f) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of the Servicer Consolidated Group or the Company delivered pursuant to Sections 4.02(a), 4.02(b), 4.02(c) or 4.02(d) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent;

          (g) Financial Plans. As soon as practicable and in any event no later than February 25th of each year, a consolidated plan and financial forecast for such Fiscal Year and, as soon as practicable and in any event no later than October 15 of each year, a one-year and a three-year consolidated plan and financial forecast including such Fiscal Year (or portion thereof) (collectively, the “Financial Plans”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Servicer Consolidated Group for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of the Servicer Consolidated Group for each month of each such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section 4.01 hereunder through the final maturity date of the Loans, and (iv) forecasts demonstrating adequate liquidity through the final maturity date of the Loans, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to the Administrative Agent;
          (h) Notice of Change in Senior Management. Promptly, written notice of any change in Senior Management of the Servicer;
          (i) Tax Returns. As soon as practicable and in any event within 30 days following the filing thereof, copies of the federal income tax return filed by or on behalf of the Servicer;
          (j) Notice of Default. Promptly upon any Authorized Officer of the Servicer obtaining knowledge (i) of any condition or event that constitutes a Servicer Default, Default or an Event of Default or that notice has been given to the Servicer with respect thereto, (ii) that any Person has given any notice to any member of the Servicer Consolidated Group or taken any other action with respect to any event or condition set forth in Section 7.01(b), or (iii) of the occurrence of any event or change that has caused or evidences, either by itself or in the aggregate, a Material Adverse Effect with respect to the Servicer, an Authorized Officer of the Servicer shall deliver a certificate to the Administrative Agent specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Servicer Default, Event of Default or Default, and what action the Servicer has taken, is taking and proposes to take with respect thereto;
          (k) Notice of Litigation. Promptly upon any Authorized Officer of the Servicer obtaining knowledge of (i) the institution of, or non frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Servicer to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that (x) in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect with respect to the Servicer or (y) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, the Servicer shall provide to the Administrative Agent and the Lenders written notice thereof, together with such other information as may be reasonably available to the Servicer to enable the Lenders and their counsel to evaluate such matters; and

          (l) Notice Regarding Material Contracts and Related Agreements. The Servicer shall provide reasonable notice to the Administrative Agent of the termination or expiration of any Material Contract or Related Agreement and shall provide to the Administrative Agent copies of any material amendments to Material Contracts or Related Agreements or any new contract that constitutes a Material Contract and shall revise Schedule 3.18 from time to time to reflect any new Material Contracts and the termination of any Material Contract.
Notwithstanding the foregoing, after an initial public offering by Bluestem, the obligations in Sections 4.02(c) and (d) and Section 4.13 may be satisfied with respect to financial information (including any Narrative Report) by furnishing to the Administrative Agent Bluestem’s Form 10-K or 10-Q, as applicable, to the extent filed with the Securities and Exchange Commission. Documents required to be delivered pursuant to Sections 4.02(c) and (d) and Section 4.13 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Bluestem posts such documents, or provides a link thereto, on Bluestem’s website on the Internet; provided that Bluestem shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents.
In accordance with the Credit Agreement, the Company’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of Bluestem, provided that such consolidated financial statements contain a footnote indicating that the Company is a separate legal entity and that the Company’s assets and liabilities are neither available to pay the debts of Bluestem nor constitute obligations of Bluestem.
          Section 4.03 Payment Collection. The Servicer has directed, and will at all times hereafter direct, all of the Receivable Obligors to forward all payments on account of Underlying Receivables directly to the Lockbox Account or the US Bank Account. The Servicer agrees to use all reasonable efforts to cause each Receivable Obligor to make all payments with respect to Underlying Receivables directly to the Lockbox Account or the US Bank Account. The Servicer shall promptly (but in any event within two Business Days of receipt) deposit all payments received by it on account of Underlying Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Lockbox Account or the US Bank Account in precisely the form in which they are received (but with any endorsements of the Servicer necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Administrative Agent.
          Section 4.04 Notice of Change in Board of Directors. With reasonable promptness, the Servicer shall provide the Company and the Administrative Agent written notice of any change in the board of directors (or similar governing body) of the Servicer.
          Section 4.05 Insurance. The Servicer shall maintain or cause to be maintained, with financially sound and reputable insurers, the insurance coverage described in Schedule 4.05 hereto, and such other insurance coverage as may customarily be carried or maintained under similar circumstances by persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such persons.

          Section 4.06 Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, the Servicer will provide to the Administrative Agent a report in a form substantially similar to Exhibit H hereto outlining all material insurance coverage maintained as of the date of such report by the Servicer Consolidated Group and all material insurance coverage to be maintained by each member of the Servicer Consolidated Group in the immediately succeeding Fiscal Year.
          Section 4.07 Renewals and Rewrites of Insurance Policies. With respect to each insurance policy specified in Schedule 4.05 hereto and any report delivered pursuant Section 4.06, within 10 Business Days after the renewal or rewrite of any such insurance policy and any replacement policy, the Servicer shall cause its insurance broker to provide to the Insurance Consultant a standard certificate of insurance evidencing such renewal or rewrite, which certificate shall include evidence that the Company has been added as a named insured under such policies. If an insurance policy that is renewed or rewritten is not evidenced by a standard certificate of insurance, the Servicer shall cause its insurance agent to provide to the Insurance Consultant other documentation, acceptable to the Insurance Consultant, evidencing such renewal or rewrite.
          Section 4.08 Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Underlying Receivable and the related Receivables Account, if any; will maintain in effect all qualifications required under Requirements of Law in order to service properly each Underlying Receivable and the related Receivables Account, if any; and will comply in all respects with all other Requirements of Law in connection with servicing each Underlying Receivable and the related Receivables Account the failure to comply with which would reasonably be expected to have a material adverse effect on the performance by the Servicer of its obligations under this Agreement.
          Section 4.09 Existence. Except as otherwise permitted under the Credit Documents, the Servicer shall, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided that no member of the Servicer Consolidated Group shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.
          Section 4.10 Payment of Taxes and Claims. The Servicer will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that, no such Tax or claim need be paid if (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Bluestem or its Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) such liabilities would not result in aggregate liabilities in excess of $2,500,000 and none of the

Collateral becomes subject to forfeiture or loss as a result of the contest. The Servicer will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any other member of the Servicer Consolidated Group).
          Section 4.11 Further Assurances. At any time or from time to time upon the request of the Administrative Agent or the Class Requisite Lenders of any Class, the Servicer will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Class Requisite Lenders of any Class may reasonably request in order to effect fully the purposes of this Agreement, including providing the Administrative Agent with any information reasonably requested by it or the Class Requisite Lenders of any Class in order to comply with Requirements of Law.
          Section 4.12 Other Covenants. In the event that any member of the Servicer Consolidated Group has entered into or shall enter into or amend an existing purchase agreement, warehouse facility, credit facility, indenture, note, financing agreement or other similar arrangement or instrument with any Person which by its terms provides more favorable treatment to the lenders or holders thereunder with respect to any financial covenants covering the same or similar subject matter as the financial covenants set forth above in Section 4.01, the Servicer shall provide prompt notice of such financial covenants to the Administrative Agent and the Administrative Agent, in its sole and absolute discretion, may modify the financial covenants set forth in Section 4.01 to match such financial covenants.
          Section 4.13 Other Information. The Servicer will provide or cause to be provided (a) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Servicer to its security holders acting in such capacity or by any Subsidiary of the Servicer to its security holders other than itself or another of its Subsidiaries, (ii) to the extent applicable, all regular and periodic reports and all registration statements and prospectuses, if any, filed by any member of the Servicer Consolidated Group with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and (iii) all press releases and other statements made available generally by any member of the Servicer Consolidated Group to the public concerning material developments in the business of any member of the Servicer Consolidated Group, and (b) such other information and data with respect to the Servicer Consolidated Group as from time to time may be reasonably requested by the Administrative Agent.
          Section 4.14 Account Owner Termination Rights. The Servicer shall provide prompt written notice to the Administrative Agent upon the occurrence of any event or condition that could give rise to an Account Owner Termination Right.
          Section 4.15 Additional Investors. The Servicer shall cause any Person who becomes a Sponsor after the Closing Date other than through purchase of Capital Stock issued in connection with an initial public offering by the Servicer to execute an indemnity agreement in form and substance similar to the Sponsor Indemnity Agreement and otherwise acceptable to the Administrative Agent in its sole and absolute discretion.

          Section 4.16 Regulatory Compliance Changes. Within the time periods specified therein, the Servicer shall have made each of the changes specified in Schedule 4.16 to the Receivables Account Agreements, Bluestem’s underwriting policies and/or other applicable documents, as applicable.
          Section 4.17 Amendments to Operational Guidelines. Promptly after the Servicer makes any amendment, modification or other revision to the Operational Guidelines, the Servicer shall deliver to the Administrative Agent a copy of such amended Operational Guidelines and upon such delivery thereof, Appendix A shall automatically be deemed to be updated to reflect such amended Operational Guidelines.
          Section 4.18 Additional Notice. The Servicer shall give prompt written notice to the Administrative Agent if (a) the Servicer has become an Affiliate of any Receivables Account Owner, (b) the Servicer does not account for the transfer of Underlying Receivables under the applicable Receivables Sale Agreement as a sale for tax and accounting purposes or (c) an Authorized Officer receives notice or has actual knowledge that any Receivables Account Owner does not account for the transfer of Underlying Receivables under the applicable Receivables Sale Agreement as a sale for tax and accounting purposes.
ARTICLE V
NEGATIVE COVENANTS OF THE SERVICER
     Bluestem Brands, Inc., as Servicer, covenants and agrees that so long as this Agreement is in effect and until satisfaction of its obligations hereunder, that it shall perform all covenants in this Article V.
          Section 5.01 Lockbox System. Except as permitted under the Credit Documents, the Servicer shall not, in a manner adverse to the Lenders, Administrative Agent or the Collateral Agent, (A) change the general instructions given to Receivable Obligors in respect of payments on account of Underlying Receivables to be deposited in the Lockbox Account or the US Bank Account or (B) change any instructions given to any bank or financial institution which in any manner redirects the proceeds of any Collections in the Lockbox System to any account which is not the Lockbox Account, US Bank Account, the Principal Collections Account or the Finance Charge Collections Account.
          Section 5.02 No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Underlying Receivable except in accordance with the Operational Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.
          Section 5.03 Protection of Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of the Company in any Underlying Receivable or the related Receivables Account, if any, nor shall it reschedule, revise or defer payments due on any Underlying Receivable except in the ordinary course of its business and in accordance with the Operational Guidelines.
          Section 5.04 Revolving Loan Product Agreements and Receivables Sale Agreements.

          (a) Without the consent of the Administrative Agent, the Servicer shall not, and shall not permit any of its Affiliates, to, directly or indirectly, enter into any revolving loan product agreement, receivables sale agreement or any similar agreement with respect to revolving credit card accounts or closed-end installment loan accounts with any Person other than the WebBank Receivables Purchase Agreements, the MetaBank Receivables Purchase Agreements or any revolving loan product agreement and/or receivables sale agreement entered into pursuant to a Backup Originator Agreement.
          (b) Without the consent of the Administrative Agent (such consent not to be unreasonably withheld), the Servicer shall not agree to any amendments to the WebBank Receivables Purchase Agreements or the MetaBank Receivables Purchase Agreements.
          Section 5.05 Defaulted Accounts. Other than as permitted under the Receivables Purchase Agreement, the Servicer shall not sell, assign, convey or otherwise transfer Underlying Receivables related to any Defaulted Account or an interest therein to any of its Subsidiaries or Affiliates without the prior written consent of the Administrative Agent.
          Section 5.06 Fiscal Year. The Servicer shall not, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from the Friday nearest to the 31st of January of each calendar year.
ARTICLE VI
OTHER MATTERS RELATING TO THE SERVICER
          Section 6.01 Liability of the Servicer. The Servicer shall be liable under this Article VI only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.
          Section 6.02 Limitation on Liability of the Servicer and Others. Except as provided in Section 6.03, neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Company, the Administrative Agent, any Lender or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and its duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability.
          Section 6.03 Servicer Indemnification of the Company and the Administrative Agent. The Servicer shall indemnify and hold harmless each of the Company, the Administrative Agent and each Lender and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained (a) by reason of any acts or omissions of the Servicer, acting in its capacity as Servicer, with respect to a breach of this Agreement or any other Credit Document or (b) due to the occurrence of a Servicer Default (other than a breach of Section 4.01) but only to the extent such Servicer Default resulted from or was caused by a breach by Servicer of its obligations hereunder, including, in either case, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim and any transition expenses incurred in connection with the appointment of a Successor Servicer (collectively, the “Servicer Indemnified Liabilities”); provided, however, that the Servicer shall not indemnify the Company, the Administrative Agent or any Lender, as the case may be, (w) if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct of the Company, the Administrative Agent or any Lender, as the case may be, (x) for losses, liabilities, costs or expenses due to the failure to pay or defaults by any Receivables Obligor, (y) for any amounts owed by the Company pursuant to the Credit Agreement as result of an Event of Default thereunder (unless such amounts are otherwise Servicer Indemnified Liabilities) and (z) for any liabilities, costs or expenses arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Company, the Administrative Agent or any Lender in connection herewith to any taxing authority. The Servicer’s obligations under this Section 6.03 shall survive the termination of this Agreement. The Company, the Administrative Agent or any Lender, as applicable, shall notify the Servicer promptly of any claim for which it may seek indemnity. Failure by the Company, the Administrative Agent or any Lender, as applicable, to so notify the Servicer shall not relieve the Servicer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could not have been so avoided.
          Section 6.04 Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon a determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no action which the Servicer could reasonably take to make the performance of its duties hereunder permissible under applicable law or (b) upon execution by the Backup Servicer or any other Successor Servicer of a successor servicing agreement. No resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02 hereof. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above, the Backup Servicer has not assumed the obligations of the Servicer, the Servicer may petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder.
          Section 6.05 Access to Documentation and Information Regarding the Receivables Accounts and Underlying Receivables. The Servicer shall provide to the Company, the Administrative Agent or the Backup Servicer, as applicable, access to the documentation regarding the Receivables Accounts, the Underlying Receivables and any other information in the possession of the Servicer in connection therewith, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures and (d) at the Servicer’s principal office or at the Servicer’s office in the continental United States where the documentation regarding the Receivables Accounts and Underlying Receivables are normally kept. Nothing in this Section shall derogate from the obligation of the Company, the Administrative Agent, any Lender, the Backup Servicer and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Receivables Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.
          Section 6.06 Delegation of Duties. In the ordinary course of business, upon 30 days prior written notice to the Company, the Backup Servicer and the Administrative Agent, the Servicer may at any time delegate its duties hereunder with respect to the Receivables Accounts and the Underlying Receivables to any Person that agrees to conduct such duties substantially in accordance with the applicable Operational Guidelines and this Agreement. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.04.
ARTICLE VII
SERVICER DEFAULTS
          Section 7.01 Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:
          (a) any failure by the Servicer to make any payment, transfer or deposit before the date occurring one Business Day after the date such payment, transfer or deposit is required to be made, as the case may be, under the terms of this Agreement; provided, that if the Servicer is making such payment on behalf of the Company, such failure shall be limited to the funds available to the Servicer to make such payment; or
          (b) (i) failure of the Servicer to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness of the Company) having an aggregate principal amount in excess of $2,500,000 beyond the grace period, if any, provided therefor; or (ii) a breach or default by the Servicer with respect to any other material term of (1) one or more items of the Indebtedness referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
          (c) to the extent not covered elsewhere in this Section 7.01, failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement and which failure continues unremedied for a period of 30 days after the date on which the Servicer had actual knowledge of such failure or on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Company, the Administrative Agent or any Lender; or

          (d) (i) failure by the Servicer to perform or comply with any term or condition contained in Sections 2.05, 2.06, 4.01, 4.02 and Article V (other than Sections 5.02 and 5.03) or (ii) failure by the Servicer to perform or comply with any term or condition contained in Sections 5.02 and 5.03, where such failure affects a material amount (measured by Dollars owed) of Underlying Receivables or material number of Receivables Accounts; or
          (e) the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 6.06 and 7.02; or
          (f) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any respect when made, which has a material adverse effect on the rights of the Company or the ability of the Servicer to perform its duties hereunder, and in each case, such material adverse effect and its consequences are not remedied within a period of 30 days after the date on which the Servicer had actual knowledge of such failure or on which notice thereof was given to the Servicer by the Company, the Administrative Agent or any Lender; or
          (g) an Event of Default shall have occurred and be continuing under the Credit Agreement;
          (h) an event of default or termination event shall have occurred and be continuing under any Material Contract and such event of default or termination event has not been cured or such Material Contract has not been reinstated or replaced before the later of (i) 30 days after such event of default or termination event and (ii) the expiration of the applicable grace period or cure period, as applicable, for such event of default or termination event specified in such Material Contract; or
          (i) (i) failure by the Servicer to perform or comply with any term or condition contained in Sections 2.04(a), (b) or (e) and such failure continues unremedied for a period of one Business Day or (ii) failure by the Servicer to perform or comply with any term or condition contained in Sections 2.04(c) or (d) and such failure continues unremedied for a period of two Business Days; or
          (j) a Change of Control shall occur; or
          (k) any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $2,500,000 in either case to the extent not (1) paid, (2) covered by a third-party indemnity agreement as to which such third party is solvent (after giving effect to the payment of such indemnification) and has accepted liability, or (3) adequately covered by insurance (as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against any member of the Servicer Consolidated Group or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder in connection with any enforcement proceedings commenced by a creditor upon such judgment, writ, warrant, attachment or similar process);

          (l) the Servicer shall consent to the appointment of a bankruptcy trustee, or conservator, or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree, or order of a court, or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee, or a conservator, or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained undischarged or unstayed for a period of 30 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
          (m) at any time, the termination of three or more members of Senior Management, and the failure to replace such members with Persons acceptable to the Administrative Agent within 90 days of the termination of the third such member of Senior Management (such that no more than two such positions are vacant at the end of the 90-day cure period); provided that if any terminated member of Senior Management is replaced on a temporary basis with a Person acceptable to the Administrative Agent within such 90-day period, the Servicer shall have an additional 90 days from the date of such temporary replacement to fill such position, so long as the temporary replacement remains in such position for such additional 90-day period,
THEN, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied within the time period applicable thereto, the Company, at the direction of the Administrative Agent, by notice to the Servicer (a “Termination Notice”), shall terminate all but not less than all of the rights and obligations of the Servicer as Servicer under this Agreement; provided that notwithstanding anything to the contrary in this Agreement or any other Credit Document, neither the termination of this Agreement pursuant to Section 8.02(a), nor any event, condition, action or failure to act, in each case resulting therefrom, shall constitute or give rise to a Servicer Default or a Default or an Event of Default. The Administrative Agent shall provide the Backup Servicer with a copy of any Termination Notice delivered hereunder.
     After receipt by the Servicer of a Termination Notice or the occurrence of a Reinstatement Termination Event pursuant to Section 8.02, and on the date that a Successor Servicer is appointed by the Administrative Agent pursuant to Section 7.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a “Service Transfer”). The Company is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Company and any Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables Accounts and the Underlying Receivables provided for under this Agreement, including all authority over all Collections which shall have been deposited in the Lockbox Account and the US Bank

Account, or which shall thereafter be received with respect to the Underlying Receivables. The Servicer shall promptly and in any event within 5 Business Days after appointment of a Successor Servicer transfer its electronic records relating to the Receivables Accounts and the Underlying Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Underlying Receivables in the manner and at such times as the Successor Servicer shall reasonably request. If the Successor Servicer is not the Backup Servicer, to the extent that compliance with this Section shall require the Servicer to disclose to such Successor Servicer information of any kind which the Servicer deems to be confidential, such Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.
          Section 7.02 Appointment of Successor.
          (a) After the receipt by the Servicer of a Termination Notice pursuant to Section 7.01 or the occurrence of a Reinstatement Termination Event pursuant to Section 8.02, the Servicer shall continue to perform all servicing functions under this Agreement until the effective date of the appointment of the Backup Servicer or, if the Backup Servicer cannot assume the responsibilities and obligations of the Servicer for any reason, an Eligible Servicer as Successor Servicer. The Company, at the direction of the Administrative Agent, shall, as promptly as possible after the delivery of a Termination Notice or the occurrence of a Reinstatement Termination Event, appoint the Backup Servicer or, if the Backup Servicer cannot assume the responsibilities and obligations of the Servicer for any reason, an Eligible Servicer, selected by the Administrative Agent, in either case, as a successor servicer (any Person so appointed, the “Successor Servicer”), and such Successor Servicer shall accept its appointment by execution of a successor servicing agreement substantially in the form of the Successor Servicing Agreement. Notwithstanding the foregoing, if a Successor Servicer has not been appointed within 120 days of the delivery to the Servicer of the Termination Notice or the occurrence of a Reinstatement Termination Event, the Servicer may petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder.
          (b) Upon its appointment as Successor Servicer under the successor servicing agreement, the Successor Servicer shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Successor Servicer by the terms and provisions of the applicable successor servicing agreement entered into between the Company and the Successor Servicer; provided, however, that in no case shall such Successor Servicer have (i) any liability with respect to any claim of a third party based on any alleged action or inaction of the terminated Servicer with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that such Successor Servicer executed the successor servicing agreement or (ii) any liability or obligation with respect to any Servicer indemnification obligations of any prior servicer including the original Servicer.

ARTICLE VIII
MISCELLANEOUS PROVISIONS
          Section 8.01 Amendment. This Agreement may be amended from time to time by the Servicer, the Company and the Administrative Agent and the Collateral Agent, by a written instrument signed by each of them; provided, that no such amendment may be effected without the consent of the Requisite Lenders; provided further, that no such amendment shall change any provision of this Agreement in a manner that by its terms materially and adversely affects the rights of one Class differently than the other Class, without the consent of the Class Requisite Lenders of such other Class. The Administrative Agent shall provide notice to the Lenders of any amendment prior to the effectiveness thereof.
          Section 8.02 Termination of Agreement. Except with respect to the duties and obligations described in Section 6.03 and Article VIII and as specified in the immediately following sentence, this Agreement and the respective rights, obligations and responsibilities of Bluestem (including in its capacity as the Servicer), the Administrative Agent, the Collateral Agent and the Company under this Agreement shall automatically terminate on the earliest of (a) the last day of each Monthly Period unless the Administrative Agent shall have delivered a Notice of Reinstatement prior thereto (such date, the “Reinstatement Termination Date”), (b) the date the Credit Agreement is terminated and (c) the date that a Successor Servicer executes a successor servicing agreement. If this Agreement terminates pursuant to clause (a) of the preceding sentence (a “Reinstatement Termination Event”), the Administrative Agent shall appoint a successor in accordance with (x) the last paragraph of Section 7.01 and (y) Section 7.02, and each of the Company and the Servicer shall comply with their respective obligations under such sections of this Agreement.
          Section 8.03 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          Section 8.04 Notices. All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by registered mail, return receipt requested, or sent by facsimile transmission to:
          (a) in the case of the Company, to Fingerhut Receivables I, LLC, 6509 Flying Cloud Drive, Suite 101, Eden Prairie, Minnesota, 55344, Attn: Treasurer, Fax No. (952) 674-2225;
          (b) in the case of the Servicer, to Bluestem Brands, Inc., 6509 Flying Cloud Drive, Eden Prairie, MN 55344, Attn: Treasurer, Fax No. (952) 656-4113;
          (c) in the case of the Administrative Agent or the Collateral Agent to Goldman Sachs Bank USA, 6011 Connection Drive, Irving, TX 75039, Attn: Bluestem Account

Manager, Fax No.: 972-368-5099, with a copy to Goldman Sachs Bank USA, 6011 Connection Drive, Irving, TX 75039, Attn: GSSLG In-House Counsel, Fax No.: 972-368-5099;
          (d) in the case of the Backup Servicer to Systems & Services Technologies, Inc., 4315 Pickett Road, St. Joseph, Missouri 64503, Attn: Jonathan Pike, Fax No. (816) 671-2038 with a copy to NCO Group, Inc., 507 Prudential Drive, Horsham, Pennsylvania 19044, Attn: Joshua Gindin, EVP/General Counsel;
or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party; provided that (i) for purposes of Sections 2.04(b) and (c) any reports or other information required to be delivered thereunder shall be delivered by any means agreed to by the parties hereto and (ii) any Notice of Reinstatement may be delivered via email.
          Section 8.05 Setoff. The Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds held in the Collateral Agent Accounts for any amount owed to it by the Company, the Administrative Agent, the Collateral Agent or any Lender except as otherwise set forth in the Credit Documents.
          Section 8.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such invalid covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the remaining covenants, agreements, provisions or terms of this Agreement.
          Section 8.07 Further Assurances. The Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Company more fully to effect the purposes of this Agreement, including the execution of any financing statements, continuation statements or amendments thereto relating to the Underlying Receivables for filing under the provisions of the UCC of any applicable jurisdiction.
          Section 8.08 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Company or the Servicer, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
          Section 8.09 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
          Section 8.10 Third-Party Beneficiaries. Except as provided in Section 6.03 and as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

          Section 8.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
          Section 8.12 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
          Section 8.13 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BLUESTEM ARISING OUT OF OR RELATING HERETO, OR ANY OF THE OBLIGATIONS OF BLUESTEM HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BLUESTEM HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 8.04 OR ON CT CORPORATION SYSTEM, ATTN: SERVICE OF PROCESS DEPT., 111 EIGHTH AVENUE, NEW YORK, NY 10011, AND HEREBY APPOINTS CT CORPORATION SYSTEM, AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST BLUESTEM IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT CT CORPORATION SYSTEM SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF BLUESTEM SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, BLUESTEM SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT THAT MAINTAINS AN OFFICE IN NEW YORK CITY AND IS QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS BLUESTEM’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON BLUESTEM’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.
          Section 8.14 No Petition. Notwithstanding any prior termination of this Agreement, the Servicer, prior to the date which is one year and one day after the repayment of the last Loan under the Credit Agreement, shall not acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Company.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

BLUESTEM BRANDS, INC.
By:	/s/ Mark Wagener
	Name:	Mark Wagener
	Title:	Executive Vice President and Chief Financial Officer

FINGERHUT RECEIVABLES I, LLC
By:	/s/ Mark Wagener
	Name:	Mark Wagener
	Title:	President and Chief Financial Officer

GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent
By:	/s/ Jason P. Gelberd
	Name:	Jason P. Gelberd
	Title:	Authorized Signatory

Sch. 3.14-1

SCHEDULE 3.14
Capital Stock and Ownership
Classes of Equity Interests of the Borrower and beneficial ownership

Class	Authorized	Issued and Outstanding
Common	2,592,550,586	see Capitalization Table
Series A Convertible Preferred Stock	791,738,012	see Capitalization Table
Series B Convertible Preferred Stock	750,839,038	see Capitalization Table
Beneficial Ownership: see attached capitalization table.
Type of entity:
1.	Bluestem Brands, Inc. is a Delaware corporation.

2.	Bluestem Fulfillment, Inc. is a Delaware corporation.

3.	Fingerhut Receivables I, LLC is a Delaware limited liability company.

Sch. 3.14-2

Capitalization Table

	Series A Convertible	Series B Convertible		% Ownership of	Common & Warrant	Total Shares,	% Ownership
	Preferred Stock	Preferred Stock	Common Stock	Shares	Holders	Options and	of Total Shares,
Name	Shares	Shares	Shares	Outstanding	Shares	Warrants	Options & Warrants
Bain Capital Venture Fund, L.P.	83,218,962	145,218,255	—	12.51%	—	228,437,217	10.50%
Brookside Capital Partners Fund, L.P.	100,079,802	167,807,760	—	14.67%	—	267,887,562	12.31%
BCIP Associates, LLC	15,860,046	20,911,429	—	2.01%	—	36,771,475	1.69%
RGIP, LLC	1,000,797	1,678,076	—	0.15%	—	2,678,873	0.12%
Battery Ventures L.P.	199,683,914	335,615,518	—	29.32%	—	535,299,432	24.60%
Kermit Stofer	475,692	—	—	0.03%	—	475,692	0.02%
Brian Smith	3,695,254	6,712,310	74,888,000	4.67%	—	85,295,564	3.92%
Other Management & Employees	—	1,342,462	172,309,391	9.51%	45,426,974	219,078,827	10.07%
Petters Group Worldwide, LLC	338,731,641	—	53,687,483	21.49%	—	392,419,124	18.03%
RTB Holdings, LLC	—	—	1,321,552	0.07%	—	1,321,552	0.06%
Non-Employee Directors	2,682,801	4,430,124	6,625,000	0.75%	1,900,000	15,637,925	0.72%
T. Deikel	—	—	16,103,658	0.88%	—	16,103,658	0.74%
Prudential	—	67,123,104	—	3.68%	41,742,458	108,865,562	5.00%
CIGPF I	4,566,645	—	—	0.25%	33,116,154	37,682,799	1.73%
Warrant Holders (various)	—	—	—	0.00%	227,938,194	227,938,194	10.48%

Total Outstanding	749,995,554	750,839,038	324,935,084	100.00%	350,123,780	2,175,893,456	100.00%

Available for Grant						6,169,954

Total Outstanding and Available for Grant (“Fully Diluted”)						2,182,063,410	100.00%

Sch. 3.14-3

SCHEDULE 3.18
Material Contracts
CoreCard. That certain Software License Agreement dated June 12, 2003 by and between CoreCard Software, Inc. and Fingerhut Direct Marketing, Inc. (now known as Bluestem Brands, Inc.)

Sch. 3.19

SCHEDULE 3.19
Senior Management

Bluestem Brands, Inc.

Chief Executive Officer	Brian Smith
Chief Financial Officer	Mark Wagener
Chief Credit Officer	Saby Sengupta
Chief Marketing Officer	Chidam Chidambaram
Chief Operations Officer	Ray Frigo

Sch. 3.19

SCHEDULE 4.05
Insurance Policies

Insurance Coverage	Carrier	Policy Term	Limits	Deductible
General Liability	One Beacon Insurance	10/1/09-10/1/10	$1,000,000/$2,000,000	$1,000
Commercial Automobile	One Beacon Insurance	10/1/09-10/1/10	$1,000,000	$500 - Liability $1000 - Phys. Damage
Workers Compensation & Employers’ Liability	Employers Insurance Company of Wausau	10/1/09-10/1/10	Statutory - WC	$0
Foreign Package	Ace Insurance Group	10/1/09-10/1/10	$1,000,000	$0
Umbrella Liability	Liberty Mutual	10/1/09-10/1/10	$25,000,000	$10,000
Jewelers Block	Travelers Property Casualty Company of America	10/1/09-10/1/10	$2,500,000	$25,000
Commercial Property	Zurich	3/23/10-10/1/11	$175,000,000	$50,000

Ocean Cargo	St. Paul Fire & Marine Company	10/1/09-10/1/10	$3,000,000	$25,000
Professional Liability	National Union Fire Insurance Co.	10/1/09-10/1/10	$3,000,000	$10,000
D&O Liability	National Union Fire Insurance Co.	10/1/09-10/1/10	$15,000,000	Non-Indemnity- $0; Indemnity - $100,000

Excess D&O Side A DIC	Indian Harbor Insurance Co.	10/1/09-10/1/10	$5,000,000	$0
Fiduciary Liability	National Union Fire Insurance Co.	10/1/09-10/1/10	$3,000,000	$2,500

Sch. 4.05

Insurance Coverage	Carrier	Policy Term	Limits	Deductible
	Insurance Co.	10/1/10
Crime	National Union Fire Insurance Co.	10/1/09-10/1/10	$500,000	$10,000
Cyber Liability	Ace American Insurance Co.	10/1/09-10/1/10	$10,000,000	$250,000

Sch. 4.05

SCHEDULE 4.16
Regulatory Compliance Changes
1.	Changes to be implemented by August 31, 2010:
a.	Update tables in the summary account disclosures/terms to eliminate references to “non-variable rate” in the APR box and to “terms may vary” in the grace period box.

b.	Update consents for electronic disclosures to include an option to withdraw, and disclosing the process to be used for updating account information.

c.	Update triggering terms (e.g., “No Annual Fee”, “No Over Limit Fees”, etc.) to be accompanied by additional disclosures referring consumers to the appropriate detailed terms.

d.	Revise Fingerhut periodic statement to replace reference to “cost” with “savings”, where appropriate.

e.	Add notation on periodic statements with address for notice of billing errors, and that telephoning will not preserve billing rights.

f.	Change balance computation method noted in the Fingerhut script for telephone applications (from “Average Daily Balance, including new balances” to “Average Daily Balance, including new purchases”).
2.	Changes to be implemented by December 31, 2010: Complete analysis of possible state law compliance issues for the Gettington program and, based on results of the analysis, develop an appropriate remediation plan for affected Gettington program materials.

Sch. 4.16

EXHIBIT A
Notice of Reinstatement
GOLDMAN SACHS BANK USA
6011 Connection Dr.
Irving, TX 75039
________ __, 20__
Bluestem Brands, Inc.
6509 Flying Cloud Drive
Eden Prairie, MN 55344
Attn: Treasurer, Fax No. (952) 656-4113
Fingerhut Receivables I, LLC
6509 Flying Cloud Drive, Suite 101
Eden Prairie, Minnesota, 55344
Attn: Treasurer, Fax No. (952) 656-4113
          Re:      Extension of Term of Servicing Agreement.
Ladies and Gentlemen:
          Reference is made to the Servicing Agreement, dated as of August 20, 2010, by and among BLUESTEM BRANDS, INC., as Servicer (the “Servicer”), FINGERHUT RECEIVABLES I, LLC (the “Company”) and GOLDMAN SACHS BANK USA, as Administrative Agent (the “Administrative Agent”) and Collateral Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time the “Servicing Agreement”). Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Servicing Agreement.
          Pursuant to Section 8.02 of the Servicing Agreement, the Administrative Agent hereby notifies the Company and the Servicer of the Administrative Agent’s election to extend the term of the Servicing Agreement as of the date hereof until the last day of the Monthly Period that immediately succeeds the current Monthly Period.
[SIGNATURE PAGE FOLLOWS]

A-1

Very truly yours, GOLDMAN SACHS BANK USA as Administrative Agent
By:
Name:
Title:

A-2

EXHIBIT B
[Form of Servicing Report]
Servicing Report
Fingerhut Receivables I, LLC

Interest Payment Date:
Determination Date:

Collection Period:

Pursuant to (a) Section 2.04(b) of the Servicing Agreement, dated as of August 20, 2010 (the “Servicing Agreement”), among Bluestem Brands, Inc., as Servicer (“Bluestem”), Fingerhut Receivables I, LLC (“LLC”), and Goldman Sachs Bank USA (“GS Bank”), as administrative agent (the “Administrative Agent”) and as collateral agent and (b) Section 3.1(i) of the Credit Agreement, dated as of August 20, 2010, among LLC, GS Bank as administrative agent, collateral agent, joint lead arranger, joint bookrunner, syndication agent and documentation agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner and the Lenders party thereto from time to time, Bluestem is required to prepare certain information each Collection Period regarding the current distributions to the Lenders and the performance of the Underlying Receivables during the previous Collection Period. The undersigned, a duly authorized representative of Bluestem, does hereby certify in this report:
i	Capitalized terms used in this report have their respective meanings set forth in the Servicing Agreement and, if not defined therein, the Credit Agreement. References herein to certain sections and subsections are references to their respective sections and subsections of the respective agreements.

ii	This report is being delivered pursuant to Section 2.04(b) of the Servicing Agreement and Section 2.15 of the Credit Agreement.

iii	Bluestem is the Servicer under the Servicing Agreement. The undersigned is an Authorized Officer of the Servicer.

iv	The date of this report is on, or prior to the Interest Payment Date specified above.

v	No Event of Default has occurred under the Credit Agreement.

vi	As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all of its obligations under the Servicing Agreement through the Collection Period preceding such Interest Payment Date (or, if there has been a default in the performance of any such obligation, set forth in detail (i) the nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default, if applicable).

I. INVESTED AMOUNTS

LOAN PRINCIPAL BALANCE

Tranche A Revolving Loan
a) Date & balance at end of last Interest Period	0.00
b) Date & balance at end of current Interest Period	0.00
c) Daily average balance for current Interest Period	0.00
d) Total Revolving Commitment	0.00
e) Average unused Revolving Commitment	0.00

Tranche B Term Loan
f) Date & balance at end of last Interest Period	0.00
g) Date & balance at end of current Interest Period	0.00
h) Daily average balance for current interest period	0.00

II. UNDERLYING RECEIVABLES

ELIGIBLE RECEIVABLES

a) Beginning of Collection Period Principal Receivables	$0.00
b) Principal Collections	$0.00
c) Defaulted Principal	$0.00
d) Dilution	$0.00
e) Sales	$0.00
f) Addition of Eligible Principal Receivables	$0.00

g) End of Collection Period Principal Receivables (a − b − c − d + e + f)	$0.00

h) Daily Average Principal Balance of Eligible Underlying Receivables	$0.00

i) End of Collection Period Finance Charge Receivables	$0.00
j) Ending total receivables (g + i)	$0.00

INELIGIBLE RECEIVABLES
k) Beginning of Collection Period Principal Receivables	$0.00
l) Principal Collections	$0.00
m) Defaulted Principal	$0.00
n) Dilution	$0.00
o) Sales	$0.00
p) Reclassification of Eligible Principal Receivables	$0.00

q) End of Collection Period Principal Receivables (k - l - m − n + o + p)	$0.00

r) End of Collection Period Finance Charge Receivables	$0.00
s) Ending total Receivables (q + r)	$0.00

t) Daily Average Principal Balance of Ineligible Underlying Receivables	$0.00

RECEIVABLES ACCOUNT OWNER RECEIVABLES
u) End of Collection Period Receivables relating to eligible accounts	$0.00
v) End of Collection Period Receivables relating to ineligible accounts	$0.00

w) End of Collection Period Receivables (u + v)	$0.00

III. ELIGIBLE RECEIVABLES PERFORMANCE SUMMARY (REPORTED AT CALENDAR MONTH-END ONLY)

CURRENT MONTHLY PERIOD:

	Principal Receivables	Active Accounts
DELINQUENCIES — END OF MONTHLY PERIOD
a) Current	$0.00	0
b) 1 cycle delinquent	$0.00	0
c) 2 cycles delinquent	$0.00	0
d) 3 cycles delinquent	$0.00	0
e) 4 cycles delinquent	$0.00	0
f) 5 cycles delinquent	$0.00	0
g) 6 cycles delinquent	$0.00	0
h) 7+ cycles delinquent	$0.00	0

i) Total Principal Receivables	$0.00	0

j) 2+ cycles delinquent (sum c through h)	$0.00
k) Delinquency Ratio (j / i)	0.00%

EXCESS SPREAD (Including Contribution Amount)
l) Portfolio Yield ( V(i) + VI(g) + VI(j) + VI(n)) x 12 / II(a)	0.00%
m) Principal Default Ratio (II(c) x 12) / II(a)	0.00%
n) Receivables Base Rate ((VIII(b) + IX(f) + X(2) + X(3)) X 12) / II(a)	0.00%

o) Excess Spread Percentage (l - m - n)	0.00%

ADJUSTED EXCESS SPREAD (Excluding Contribution Amount)
p) Adjusted Portfolio Yield ( V(i) + VI(g) +VI(j) + VI(n) - VI(d) ) x 12 / II (a)	0.00%
q) Principal Default Ratio (II(c) x 12) / II(a)	0.00%
r) Receivables Base Rate ((VIII(b) + IX(f) + X(2) + X(3)) X 12) / II(a)	0.00%

s) Adjusted Excess Spread Percentage (l − m - n)	0.00%

t) Principal Payment Ratio (VI(a) / II(a))	0.00%
u) Total Payment Ratio (VI(e) + VI(k) + VI(n) + V(i) / ( II(a) + BOM F/C AR)	0.00%

THREE-MONTH AVERAGE:

PRINCIPAL DEFAULT RATIO
v) Principal Default Ratio (current Monthly Period)	0.00%
w) Principal Default Rate (prior Monthly Period]	0.00%
x) Principal Default Ratio (2 months prior Monthly Period)	0.00%

y) Three-Month Average Principal Default Ratio	0.00%

Servicing Report
Fingerhut Receivables I, LLC

Interest Payment Date:
Determination Date:

Collection Period:

EXCESS SPREAD PERCENTAGE
z) Excess Spread Percentage (current Monthly Period)	0.00%
aa) Excess Spread Percentage (prior Monthly Period)	0.00%
ab) Excess Spread Percentage (2 months prior Monthly Period)	0.00%

ac) Three-Month Average Excess Spread Percentage	0.00%

PRINCIPAL PAYMENT RATE
ad) Principal Payment Ratio (current Monthly Period)	0.00%
ae) Principal Payment Ratio (prior Monthly Period)	0.00%
af) Principal Payment Ratio (2 months prior Monthly Period)	0.00%

ag) Three-Month Average Principal Payment Ratio	0.00%

DELINQUENCY RATIO
ah) Delinquency Ratio (current Monthly Period)	0.00%
ai) Delinquency Ratio (prior Monthly Period)	0.00%
aj) Delinquency Ratio (2 months prior Monthly Period)	0.00%

ak) Three-Month Average Delinquency Ratio	0.00%

ADJUSTED EXCESS SPREAD PERCENTAGE
al) Excess Spread Percentage (current Monthly Period)	0.00%
am) Excess Spread Percentage (prior Monthly Period)	0.00%
an) Excess Spread Percentage (2 months prior Monthly Period)	0.00%

ao) Three-Month Average Excess Spread Percentage	0.00%

	Principal Receivables	Active Accounts
IV. BORROWING BASE TEST AT END OF COLLECTION PERIOD
REQUIRED BORROWING BASE TEST
a) Principal Balance of Eligible Underlying Receivables	$0.00	0
b) Amounts on deposit in the Principal Collections Account	$0.00
c) Less: Reserves
(i) Bankruptcy	$0.00	0.00
(ii) Deceased	$0.00	0.00
(iii) Accounts more than 180 days delinquent	0.00	0.00
(iv) Re-aged more than once	$0.00	0.00
(v) Customers who have not made at least one payment (Such payment not being returned for NSF)	$0.00	0.00
Ineligible Receivables	$0.00	0.00
d) Less: Concentration limits (As of Date of Processing)
(i) Gettington program Eligible Underlying Receivables of > 10.0%	$0.00	0.00
(ii) Underlying Receivables with a Credit Score <= 600 of > 50.0%	$0.00	0.00
(iii) Underlying Receivables with a Credit Score <= 575 of > 37.5%	$0.00	0.00
(iv) Underlying Receivables with a Credit Score <= 550 of > 22.5%	$0.00	0.00
(v) Underlying Receivables related to Receivable Accounts with a credit limit > $1,500 of > 25.0%	$0.00	0.00
(vi) Underlying Receivables with a deferred balance of > 25.0%	$0.00	0.00
e) Borrowing Base ( a + b − c − d )	$0.00
f) Tranche A Advance Rate	54.0%
g) Maximum Revolving Availability	$0.00
h) Less: Tranche B Term Loan in excess of 14.0% of Borrowing Base	$0.00
i) Effective Maximum Revolving Availability	$0.00
j) Additional Revolving Availability (Tranche A Borrowing Base Deficiency)	$0.00
k) Tranche B Borrowing Base Deficiency	$0.00

V. ACCOUNT BALANCES AND EARNINGS
ACCOUNT BALANCES — END OF COLLECTION PERIOD
a) Spread Account	$0.00
b) Principal Collection Account	$0.00
c) Finance Charge Collection Account	$0.00
d) Prepayment Account	$0.00

INTEREST AND INVESTMENT EARNINGS
amounts deposited into such accounts since the prior Interest Payment Date
e) Interest and investment earnings on Spread Account	$0.00
f) Interest and investment earnings on Prepayment Account	$0.00
g) Interest and investment earnings on Finance Charge Collection Account	$0.00
h) Interest and investment earnings on Principal Collections Account	$0.00

i) Total interest and investment earnings (e + f + g + h)	$0.00

VI. COLLECTIONS FROM CUSTOMERS

COLLECTIONS ON ELIGIBLE RECEIVABLES
a) Collections of Principal Receivables II(b)	$0.00
b) Collections of Finance Charge Receivables	$0.00
c) Recoveries	$0.00
d) Contribution Amount (8.00% x (II(e) + II(f) )	$0.00

e) Total Collections (a + b + c + d)	$0.00

f) Principal Collections (a)	$0.00
g) Finance Charge Collections & Contribution Amounts (b + c + d)	$0.00

COLLECTIONS ON INELIGIBLE RECEIVABLES
h) Collections of Principal Receivables	$0.00
i) Collections of Finance Charge Receivables	$0.00
j) Recoveries	$0.00

k) Total Collections (h + i + j)	$0.00

l) Principal Collections (h)	$0.00
m) Finance Charge Collections (l + i)	$0.00

COLLECTIONS FROM THIRD PARTIES
n) Recovery proceeds from sale of charged-off receivables	$0.00

VII. [RESERVED FOR FUTURE USE]

VIII. SERVICING FEE

a) Servicing Fee Rate	3.00%
b) Servicing Fee on Eligible Receivables (a/12*II(h))	$0.00
c) Servicing Fee on Ineligible Receivables (a/12 * II(t))	$0.00

IX. INTEREST EXPENSE & UN-DRAWN FACILITY FEE
Tranche A Interest Expense & Undrawn Facility Fee
a) LIBOR as determined on the LIBOR Determination Date
b) Margin to LIBOR

c) Total Interest Rate

d) Collection Period Interest	$0.00
e) Un-drawn Facility Fee (0.375%)	$0.00
f) Commitment Reduction Premium	$0.00

g) Total Tranche A Interest & Fees	$0.00

Tranche B Interest Expense
h) Fixed Rate (14.75% based on 360 day year)

i) Collection Period Interest	$0.00
j) Prepayment Premium	$0.00

k) Total Tranche B Interest & Fees	$0.00

Servicing Report
Fingerhut Receivables I, LLC

Interest Payment Date:
Determination Date:

Collection Period:

X. APPLICATION OF FINANCE CHARGE COLLECTIONS
a) Finance Charge Collections (VI(b) + VI(i))	$0.00
b) Recoveries (VI(c) + VI(n))	$0.00
c) Contribution Amount (VI(d)	$0.00
d) Investment Earnings (V(i))	$0.00
e) Available Spread Account Withdrawal (XIII(e))	$0.00

f) Total available distributions under the finance charge waterfall (Section 2.14b))	$0.00

1) Servicing Fee due to Servicer (VIII(b) + VIII(c))	$0.00
2) Backup Servicer Fees due Backup Servicer and Successor Servicing Fees due Successor Servicer	$0.00
3) Third party costs and Fees due to Agent (Semi-Annual)	$0.00
4) Costs, fees and accrued interest due to Tranche A Lenders (IX (g)) (and swap payments, if applicable)	$0.00
5) Costs, fees and accrued Interest due to Tranche B Lenders (IX (k))	0.00
6) Repayment of Tranche A Revolving Loans in an amount necessary to (A) cure any Tranche A Borrowing Base Deficiency and (B) cure any Tranche B Borrowing Base Base Deficiency	$0.00
7) Repayment of the Tranche B Term Loans in an amount necessary to cure any Tranche B Borrowing Base Deficiency	$0.00
8) Administrative Agent costs not paid in X(3)	$0.00
9) Any termination payments due to a swap counterparty	$0.00
10) Fund the excess of the Required Spread Account Amount over the amounts then on deposit in the Spread Account	0.00
11) Remaining funds to be deposited in the Company Account (f - sum of (1 to 8))	$0.00

FINANCE CHARGE COLLECTION ACCOUNT RECONCILIATION
g) Finance Charge Collection Account balance — end of Collection Period (V(c))	$000
h) Finance Charge Collections relating to the Collection Period deposited subsequent to period end	$0.00

i) Distributions to be applied under the finance charge waterfall (Excludes interest income) reconciles to (a + b + c)	$0.00

XI. APPLICATION OF PRINCIPAL COLLECTIONS
a) Principal Collections (VI(a)+ VI(m))	$0.00

PRINCIPAL COLLECTION ACCOUNT RECONCILIATION
b) Principal Collection Account balance — beginning of Collection Period	$0.00
c) Plus: Principal Collections relating to the Collection Period (a)	$0.00
d) Plus: Principal Collections relating to the prior Collection Period deposited in the current Collection Period	$0.00
e) Less: Principal Collections relating to the current Collection Period deposited subsequent to period end	$0.00
f) Less: Amount used to purchase new Underlying Receivables	$0.00
g) Less: Amount used to paydown loan during Collection period (optional each Wednesday)	0.00

h) Amount remaining in the Principal Collection Account at end of Collection period (b + c + d - e - f - g)	$0.00
i) Less: Principal Collection applied to pay down Loan on the Distribution Date	$0.00

j) Amount remaining in the Principal Collection Account after loan paydown (h -i) (up to $1,000,000)	$0.00

	Trigger	Actual		Test	Collection Actual
XII. COVENANTS AND CONCENTRATION LIMITS
a) Three-Month Average Principal Default Ratio
April 1 to August 31	24.00%	>=	0.00%		0.00%
September 1 to March 31	28.00%	>=	0.00%		0.00%
b) Three-Month Average Excess Spread Percentage	8.00%	<=	0.00%		0.00%
c) Three-Month Average Principal Payment Rate	5.00%	<=	0.00%		0.00%
d) Three-Month Average Delinquency Ratio	14.50%	>=	0.00%		0.00%
e) Three-Month Average Adjusted Excess Spread Percentage	-4.00%	<=	0.00%		0.00%
f) One-Month Total Payment Ratio	6.50%	<=	0.00%		0.00%
g) One-Month Principal Delinquency Ratio Rate	16.00%	>=	0.00%		0.00%

Eligible Principal Receivables at end of Collection Period by Credit Score:
f) No Score			$0.00
g) 1 - 500			$0.00
h) 501-525			$0.00
i) 526-550			$0.00
j) 551-575			$0.00
k) 576-600			$0.00
l) 601+			$0.00

m) Total excluding No Score			$0.00

n) Receivables Accounts related to the Gettington program		$
o) Receivable Accounts with a credit limit > $1,500		$
p) Eligible Underlying Receivables with a deferred balance		$

q) Receivables Accounts with a Credit Score < = 600	50.00%	>	0.00%
r) Receivables Accounts with a Credit Score < = 575	37.50%	>	0.00%
s) Receivables Accounts with a Credit Score < = 550	22.50%	>	0.00%
t) Gettington program Eligible Underlying Receivables	10.00%	>	0.00%
u) Underlying Receivables related to Receivable Accounts with a credit limit > $1,500	25.00%	>	0.00%
v) Underlying Receivables with a deferred balance	25.00%	>	0.00%

XIII. SPREAD ACCOUNT

Spread Account
Increase Percentage
EXCESS SPREAD RATIO THRESHOLD
If Three-Month Average Excess Spread Percentage is:
Greater than 14.00%	0.00%
Greater than 12.50% but less than or equal to 14.00%	2.00%
Greater than 11.00% but less than equal to 12.50%	4.00%
Greater than 9.50% but less or equal to 11.00%	6.00%
Less than or equal to 9.50%	8.00%

Spread Account
Increase Percentage
TOTAL PAYMENT RATIO THRESHOLD
If One-Month Total Payment Ratio Percentage is:
Greater than 8.00%	0.00%
Greater than 7.25% but less than or equal to 8.00%	1.00%
Less than or equal to 7.25%	2.00%

Spread Account
Increase Percentage
PRINCIPAL DELIQUENCY RATIO THRESHOLD
If One-Month Principal Delinquency Ratio Percentage is:
Less than 12.50%	0.00%
Greater than or equal to 12.50% but less than 14.00%	1.00%
Greater than or equal to 14.00%	2.00%

a) Performance Ratios
Three-Month Average Excess Spread (III(v)) (current Monthly Period)	0.00%
Three-Month Average Excess Spread (prior Monthly Period)	0.00%
Three-Month Average Excess Spread (2 months prior Monthly Period)	0.00%

One-Month Total Payment Ratio (III(u)) (current Monthly Period)	0.00%

One-Month Principal Delinquency Ratio (III(k)) (current Monthly Period)	0.00%

b) Required Spread Account Percentage (from tables above)	0.00%
c) Required Spread Account Amount on current Distribution Date	$0.00

d) Spread Account balance on previous Distribution Date	$0.00
e) Spread Account withdrawal amount (d + f − c)	$0.00
f) Deposits to the Spread Account due to Additional Invested Amounts	$0.00
g) Deposits to the Spread Account from Available Finance Charge Collections (X(8))	$0.00
h) Spread Account balance after taking effect to the above (e − f + g + h − i)	$0.00

XIV. FINGERHUT CORPORATE COVENANTS - Fiscal month-end

	Minimum	Actual	Test
a) Cash & Cash Equivalents
b) Revolving Availability
c) Availability under the FDM Inventory Credit Agreement
d) Net Liquidity (a+ b + c)
February through November	25,000,000.00
December and January	20,000,000.00
IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Report.
BLUESTEM BRANDS. INC.
Servicing Officer.

DATE

EXHIBIT C
[Form of Daily Settlement and Servicing Report]
Daily Settlement and Servicing Report
Fingerhut Receivables I, LLC

Report Date:

Date(s) of Processing:
Pursuant to (a) Section 2.04(e) of the Servicing Agreement, dated as of August 20, 2010 (the “Servicing Agreement”), among Bluestem Brands, Inc. as Servicer (“Bluestem”) and Fingerhut Receivables I, LLC (“LLC”), Goldman Sachs Bank USA (“GS Bank”), as administrative agent (the “Administrative Agent”) and collateral agent, and (b) Section 2.15 of the Credit Agreement, dated as of August 20, 2010, among LLC, GS Bank as administrative agent, collateral agent, joint lead arranger, joint bookrunner, syndication agent and documentation agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner and the Lenders party thereto from time to time, Bluestem is required to prepare certain information each day regarding the cash receipts, distributions and performance of the Underlying Receivables for the Date of Processing specified above. The undersigned, a duly authorized representative of Bluestem, does hereby certify in this report:
i	Capitalized terms used in this report have their respective meanings set forth in the Servicing Agreement and, if not defined therein, the Credit Agreement. References herein to certain sections and subsections are references to their respective sections and subsections of the respective agreements.

ii	This report is being delivered pursuant to Section 2.04 of the Servicing Agreement and Section 2.15 of the Credit Agreement.

iii	Bluestem is the Servicer under the Servicing Agreement. The undersigned is an Authorized Officer of the Servicer.

iv	No Event of Default has occurred under the Credit Agreement.

Effective
Advance Rate
I. INVESTED AMOUNTS (AS OF REPORT DATE)

LOAN PRINCIPAL BALANCE
a) Beginning of day Tranche A loan balance	$—
b) Beginning of day Tranche B loan balance	$—
c) Tranche A Loan principal paydown/borrowing	$—
d) Tranche B Loan principal paydown/borrowing	$—
e) End of day Tranche A Revolving Loan balance	$—
f) End of day Tranche B Term Loan balance	$—

II. UNDERLYING RECEIVABLES (AS OF DATE OF PROCESSING)

ELIGIBLE RECEIVABLES
a) Beginning of day Eligible Principal Receivables	$—
b) Principal Collections	$—
c) Defaulted principal	$—
d) Dilution	$—
e) Sales	$—
f) Transfer of Ineligible Principal Receivables to Eligible Principal Receivables	$—
g) End of day Eligible Principal Receivables (a − b − c − d + e + f)	$—

h) Ending Eligible Finance Charge Receivables	$—

i) Ending total Eligible Receivables (g + h)	$—

j) Daily average Eligible Principal Receivables	$—

INELIGIBLE RECEIVABLES
k) Beginning of day Ineligible Principal Receivables	$—
l) Principal Collections	$—
m) Defaulted principal	$—
n) Dilution	$—
o) Sales	$—
p) Transfer of Ineligible Principal Receivables to Eligible Principal Receivables	$—
q) End of day Ineligible Principal Receivables (k − l − m − n + o + p)	$—

r) Ending Ineligible Finance Charge Receivables	$—

s) Ending total Ineligible Receivables (q + r)	$—

t) Daily Average Principal Balance of Ineligible Underlying Receivables	$—

META/WEB RECEIVABLES
u) End of day receivables relating to eligible accounts	$—
v) End of day receivables relating to ineligible accounts	$—

w) End of day Meta/Web receivables (u + v)	$—

	Principal Receivables	Active Accounts
III. ELIGIBLE RECEIVABLES PERFORMANCE SUMMARY

DELINQUENCIES - END OF MONTHLY PERIOD
a) Current	$—	—
b) 1-29 days delinquent	$—	—
c) 30-59 days delinquent	$—	—
d) 60-89 days delinquent	$—	—
e) 90-119 days delinquent	$—	—
f) 120-149 days delinquent	$—	—
g) 150-179 days delinquent	$—	—
h) 180+ days delinquent	$—	—
i) Total Principal Receivables	$—	—

j) Total 30+ days delinquent (sum of c through h)	$—
k) Delinquency Ratio (j / i)	—

	Principal Receivables	Active Accounts
IV. BORROWING BASE TEST

REQUIRED BORROWING BASE TEST
a) Principal Balance of Eligible Underlying Receivables (II(g)) (As of Date of Processing)	$—	—
b) Amounts on deposit in the Principal Collections Account (As of Report Date) V(b)	$—
c) Less: Reserves (As of Date of Processing)
Bankrupt	$—	—
Deceased	$—	—
180+ days delinquent	$—	—
Re-aged more than once	$—	—
Customers who have not made at least one payment (Such payment not being returned for NSF)	—	—
Ineligible Receivables	$—	—
d) Less: Concentration limts (As of Date of Processing)
Gettington receivables constitute greater than 10% of principal Eligible Underlying Receivables	$—	—
More than 50.0% of Eligible Underlying Receivables have a FICO score of 600 or less	$—	—
More than 37.5% of Eligible Underlying Receivables have a FICO score of 575 or less	$—	—
More than 22.5% of Eligible Underlying Receivables have a FICO score of 550 or less	$—	—
More than 25.0% of the Receivable Accounts have a credit limit greater than $1,500	$—	—
More than 25.0% of Eligible Underlying Receivables have a deferred balance	$—	—
e) Borrowing Base ( a + b − c − d )	$—
f) Tranche A Advance Rate	54.0%
g) Maximum Revolving Availability	$—
h) Less: Tranche B Term Loan in excess of 14.0% of Borrowing Base	$—
i) Effective Maximum Revolving Availability	$—
j) Additional Revolving Availability (Tranche A Borrowing Base Deficiency)	$—
k) Tranche B Borrowing Base Deficiency	$—

C-1

V. ACCOUNT BALANCES AND EARNINGS (AS OF END OF DAY ON REPORT DATE)

ACCOUNT BALANCES
a) Spread Account	$—
b) Principal Collection Account	$—
c) Finance Charge Collection Account	$—
d) Prepayment Account	$—

VI. COLLECTIONS FROM CUSTOMERS AND ALLOCATION OF COLLECTIONS (AS OF DATE OF PROCESSING)

COLLECTIONS ON ELIGIBLE RECEIVABLES
a) Collections of Principal Receivables	$—
b) Collections of Finance Charge Receivables	$—
c) Recoveries	$—
d) Contribution Amount (VIII(d))	$—

e) Total Collections (a + b + c + d)	$—

g) Principal Collections on Eligible Receivables (a)	$—
h) Finance Charge Collections on Eligible Receivables (b + c + d)	$—

COLLECTIONS ON INELIGIBLE RECEIVABLES
i) Collections of Principal Receivables	$—
j) Collections of Finance Charge Receivables	$—
k) Recoveries	$—

l) Total Collections (i + j + k)	$—

m) Principal Collections on Ineligible Receivables (i)	$—
n) Finance Charge Collections on Ineligible Receivables (j + k)	$—

o) Recovery Proceeds from Sale of Charged-Off Receivables	$—

p) Total Principal Collections (q + m)	$—
q) Total Finance Charge Collections (h + n + o)	$—

VII. NEW RECEIVABLES PURCHASED ON REPORT DATE

Daily Purchase of Receivables
a) Purchase of new Eligible Principal Receivables (on Report Date)	$—
b) Purchase of new Ineligible Principal Receivables (on Report Date)	$—

c) Purchase price (a+b)	$—
d) RPA Credit Adjustments (as of Date of Processing)	$—
e) Credit Balance Refunds (as of Date of Processing)	$—

f) Net Purchase Price (c − d + e)	$—

Payment of Net Purchase Price to Seller:
g) Cash payment from Principal Collection Account (o)	$—
h) Cash payment from Company Account	$—
i) Receivables contributed by seller (deemed to be a capital contribution)	$—

j) Total payment of Net Purchase Price / (Net Purchase Price Reversal) (g + h + i)	$—

Principal Collection account roll-forward:
k) Principal Collection Account beginning balance (On Report Date)	$—
l) Principal Collection deposits VI(p)	$—
m) Amounts not deposited due to shortfall at Lockbox Account	$—
n) Amounts of prior Lockbox shortfalls deposited	$—
o) Amount used to purchase new receivables (minimum of (f), (k) + (l))	$—
p) Capital Contribution from Bluestem Brands, Inc.	$—
q) Amount applied to loan balance (each Wednesday and Interest Payment Date)	$—
r) Monthly interest income received from Bank of America related to Principal Collection account	$—

s) Principal Collection Account ending balance (On Report Date) (k + l + m + n - o + p - q + r)	$—

Lockbox Account Shortfall roll-forward:
t) Lockbox Account shortfall beginning balance (On Report Date)	$—
u) Excess at Lockbox (Acct #: 01661780221) (or replacement account)	$—
v) Shortfall at Lockbox (Acct #: 01661780221) (or replacement account)	$—

w) Lockbox Account shortfall ending balance (On Report Date) (t − u + v)	$—

x) Investment Earnings (Spread, Finance Charge, & Principal Collections Accounts)	$—

% of Eligible
	Principal Receivables	Active Accounts	Underlying Receivables
VIII. CONCENTRATION LIMITS

a) Eligible Underlying Receivables related to Gettington accounts	$—	—
b) Eligible Underlying Receivables with a FICO score of 600 or less	$—	—
c) Eligible Underlying Receivables with a FICO score of 575 or less	$—	—
d) Eligible Underlying Receivables with a FICO score of 550 or less	$—	—
e) Receivable Accounts with a credit limit greater than $1,500	$—	—
f) Eligible Underlying Receivables with a deferred balance	$—	—

IX. CONTRIBUTION AMOUNT

a) Purchases of Eligible Principal Receivables (as of Report Date) VII(a)	$—
b) Receivables subsequently designated as Eligible Underlying Receivables (as of Date of Processing) II(f)	$—
c) Contribution %	8.00%

d) Contribution Amount (c * (a+b))	$—

X. TRANSFER OF FUNDS
CASH PAYMENTS FROM FINGERHUT RECEIVABLES I, LLC PRINCIPAL COLLECTION ACCOUNT TO COMPANY ACCOUNT
a) Advances for purchases of new receivables (VII(m))	$—

CASH PAYMENTS FROM FINGERHUT RECEIVABLES I, LLC COMPANY ACCOUNT TO BLUESTEM.
b) Advances for purchases of new receivables (VII(m))	$—

CASH PAYMENTS FROM AGENT TO FINGERHUT RECEIVABLES I, LLC COMPANY ACCOUNT
c) Advances under the Credit Agreement (up to maximum of IV(f))	$—

CASH PAYMENTS FROM BLUESTEM. TO FINGERHUT RECEIVABLES I, LLC PRINCIPAL COLLECTION ACCOUNT
d) Negative Net Purchase Price (VII(h)) if less than $0.00)	$—
e) Capital Contribution from Bluestem to Fingerhut Receivables I, LLC	$—

f) Total payments to Fingerhut Receivables I, Inc. Principal Collection Account	$—

CASH PAYMENTS FROM BLUESTEM TO FINGERHUT RECEIVABLES I, LLC FINANCE CHARGE COLLECTION ACCOUNT
g) Contribution Amount (VIII(d))	$—

CASH PAYMENTS FROM FINGERHUT RECEIVABLES I, LLC PRINCIPAL COLLECTION ACCOUNT to AGENT FOR DISTRIBUTION TO LENDERS AS PAYMENT OF PRINCIPAL
h) Distributions from the Principal Collection Account (VII(o))	$—
i) Repayment of Borrowing Base Deficit (IV(g) if less than $0.00)	$—

j) Total payments to Agent	$—
XI. PAYMENT INSTRUCTIONS TO AGENT

				First Beneficiary	Second Beneficiary
	Amount	Bank Name	ABA	Account No.	Account No.
a) To Fingerhut Receivables I, LLC - Company Account
FROM: FRI (Principal Collection Account)	$—	Bank of America	026009593	2047628893869	725436.1
TO: FRI (Company Account)	$—	Bank of America	026009593	2047628893869	725437.1

	Amount	Bank Name	ABA	Account No.	Account No.
b) To Bluestem Brands, Inc.

FROM: FRI (Company Account)	$—	Bank of America	026009593	2047628893869	725437.1
TO: Bluestem	$—	JP Morgan Chase	021000021	758660021	758660021

	Amount	Bank Name	ABA	Account No.	Account No.
c) To Fingerhut Receivables I, LLC - Finance Charge Collections Account

FROM: FRI (Principal Collections Account)	$—	Bank of America	026009593	2047628893869	725436.1
TO: FRI (Finance Charge Collections Account)	$—	Bank of America	026009593	2047628893869	725436.2

	Amount	Bank Name	ABA	Account No.	Account No.
d) To Fingerhut Receivables I, LLC - Finance Charge Collections Account

FROM: FRI (Spread Account)	$—	Bank of America	026009593	2047628893869	725436.3
TO: FRI (Finance Charge Collections Account)	$—	Bank of America	026009593	2047628893869	725436.2
Requested By:

Approved By:

C-2

EXHIBIT D
ANNUAL OFFICER’S CERTIFICATE
[DATE]
The undersigned, a duly authorized representative of BLUESTEM BRANDS, INC., as Servicer (the “Servicer”), pursuant to that certain Servicing Agreement, dated as of August 20, 2010, by and among the Servicer, FINGERHUT RECEIVABLES I, LLC (the “Company”) and GOLDMAN SACHS BANK USA, as Administrative Agent (the “Administrative Agent”) and Collateral Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time the “Servicing Agreement”), (defined terms used and not otherwise defined herein shall have the meaning ascribed to them in the Servicing Agreement)), does hereby certify that:
1.	The Servicer is, as of the date hereof, the Servicer under the Servicing Agreement.
2.	The undersigned is an Authorized Officer of the Servicer who is duly authorized pursuant to the Servicing Agreement to execute and deliver this Certificate to the Company and the Administrative Agent.
3.	A review of the activities of the Servicer during the year ended on or about January 31, 201_ and of its performance under the Servicing Agreement was conducted under my supervision.
4.	Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Servicing Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.
5.	The following is a description of each default in the performance of the Servicer’s obligations under the provisions of the Servicing Agreement known to me to have been made by the Servicer during the year ended January 31, 201__ which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert “NONE.”]

D-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the date first written above pursuant to Section 2.05 of the Servicing Agreement.

BLUESTEM BRANDS, INC.
By:
Name:
Title:

D-2

EXHIBIT E
Form of Payment Date Report
Payment Date Report
Fingerhut Receivables I, LLC

I.	APPLICABLE DATES

Interest Payment Date:

Determination Date:

Collection Period:

Pursuant to (a) Section 2.04(g) of the Servicing Agreement, dated as of August 20, 2010 (the “Servicing Agreement”), among Bluestem Brands, Inc. as Servicer (“Bluestem”), Fingerhut Receivables I, LLC (“LLC”) and Goldman Sachs Bank USA (“GS Bank”), as Administrative Agent (the “Administrative Agent”) and Collateral Agent and (b) Section 2.15 of the Credit Agreement, dated as of August 20, 2010, among LLC, the Administrative Agent and the Lenders party thereto from time to time, Bluestem is required to prepare certain information each Collection Period regarding the current distributions to the Lenders and other Persons specified in Section 2.15 of the Credit Agreement and the performance of the Underlying Receivables during the Collection Period. The undersigned, a duly authorized representative of Bluestem, does hereby certify in this report:

i.	Capitalized terms used in this report have their respective meanings set forth in the Servicing Agreement and, if note defined therein, the Credit Agreement. References herein to certain sections and subsections are references to their respective sections and subsections of the respective agreements.

ii.	This Report is being delivered pursuant to Section 2.04(g) of the Servicing Agreement.

iii.	Bluestem is the Servicer under the Servicing Agreement. The undersigned is an Authorized Officer of the Servicer.

iv.	The date of this report is on, or prior to, the Interest Payment Date specified above.

v.	No Event of Default has occurred under the Credit Agreement.

vi.	As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all of its obligations under the Servicing Agreement and the Credit Agreement through the Collection Period preceding such Interest Payment Date (or, if there has been a default in the performance of any such obligation, set forth in detail (i) the nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default, if applicable).

I.	INSTRUCTION TO MAKE WITHDRAWALS

Allocation to Lenders:
		[ ]	%

		[ ]	%

	[LENDERS]	[ ]	%

	Total Allocation	100.0%

Application of Finance Charge Collections:

1)	Servicing Fee due to Servicer	$0.00

2)	Backup Servicer Fees due Backup Servicer and Successor Servicing Fees due Successor Servicer	$0.00

3)	Costs and fees due to Agent	$0.00

4)	Costs, fees and accrued but unpaid interest due the Tranche A Lenders and any fixed payments due per any Interest Rate Agreements other than an interest rate cap.	$0.00

5)	Costs, fees and accrued but unpaid interest due the Tranche B Lenders	$0.00

6)	Prepayment of the Tranche A Revolving Loans in an amount necessary to (A) cure any Tranche A Borrowing Base Deficiency and (B) cure any Tranche B Borrowing Base Deficiency	$0.00

7)	Prepayment of the Tranche B Term Loans in an amount necessary to cure any Tranche B Borrowing Base Deficiency	$0.00

8)	Costs and fees due Agent not paid per item 3 above	0.00

9)	Senior Termination Payments due any Lender Counterparty not paid per item 4 above.	0.00

10)	Fund the excess of the Required Spread Account Amount over the amounts then on deposit in the Spread Account	$0.00

11)	Remaining funds to be deposited in the Company Account	$0.00

		$0.00

Application of Principal Collections:

1)	To pay any amounts owed but unpaid under the preceding clauses (1) to (11)	$0.00

2)	Repayment of the outstanding principal balance of the Tranche A Revolving Loans	$0.00

II.	WIRE TRANSFER INSTRUCTIONS
Bluestem Brands, Inc.

	Bank Name	ABA	Account No.	Amount
FROM:					0.00
TO:					0.00
Systems & Services Technology, Inc.

	Bank Name	ABA	Account No.	Amount
FROM:					0.00
TO:					0.00
Goldman Sachs Bank USA

	Bank Name	ABA	Account No.	Amount
FROM:					0.00
TO:					0.00
Fingerhut Receivables I, LLC (Company Account)

	Bank Name	ABA	Account No.	Amount
FROM:					0.00
TO:					0.00
Fingerhut Receivables I, LLC (Spread Account)

	Bank Name	ABA	Account No.	Amount
FROM:					0.00
TO:					0.00

IN WITNESS WHEREOF, the undersigned has duly executed this Payment Date Report.
          BLUESTEM BRANDS, INC.
          Servicing Officer:

[DATE]

EXHIBIT F
Data Tape Information
Account Data Layout:

Field	Type	Length	Description	Header Record Name
Account Number	varchar	19	10-digit Bluestem customer number	AccountNumber
Account ID	int	4	Unique AR system ID	AcctId
Credit Card Number	varchar	19	16-digit credit card number	CardNumber
SSN	varchar	9		SSN
First Name	varchar	40		FirstName
Middle Name	varchar	40		MiddleName
Last Name	varchar	40		LastName
Primary Address Line 1	varchar	40		PrimaryAddressLine1
Primary Address Line 2	varchar	40		PrimaryAddressLine2
Primary City	varchar	40		PrimaryCity
Primary State	varchar	5		PrimaryState
Primary Zip Code	varchar	5		PrimaryZipCode
Primary Carrier Route	varchar	2		PrimaryCarrierRoute
Primary Carrier Route 2	varchar	2		PrimaryCarrierRoute2
Statement Address Line 1	varchar	40	Valued only if different from primary address	StatementAddressLine1
Statement Address Line 2	varchar	40	Valued only if different from primary address	StatementAddressLine2
Statement City	varchar	40	Valued only if different from primary address	StatementCity
Statement State	varchar	5	Valued only if different from primary address	StatementState
Statement Zip Code	varchar	10	Valued only if different from primary address	StatementZipCode
Statement Carrier Route	varchar	2	Valued only if different from primary address	StatementCarrierRoute
Statement Carrier Route 2	varchar	2	Valued only if different from primary address	StatementCarrierRoute2
Home Phone Number	varchar	19		HomePhone
			0 — not set
Home Phone Number Bad Indicator	int	4	1 — bad phone number	HomePhoneBadInd
Work Phone Number	varchar	19		WorkNumber
Work Phone Number Bad Indicator	int	4	0 — not set 1 — bad phone number	WorkPhoneBadInd

Field	Type	Length	Description	Header Record Name
Mobile Phone Number	varchar	19		MobileNumber
			0 — not set
Mobile Phone Number Bad Indicator	int	4	1 — bad phone number	MobilePhoneBadInd
ANI Phone Number	varchar	19		ANINumber
			0 — not set
ANI Phone Number Bad Indicator	int	4	1 — bad phone number	ANIPhoneBadInd
Other Phone Number	varchar	19		OtherPhoneNumber
			0 — not set
Other Phone Number Bad Indicator	int	4	1 — bad phone number	OtherPhoneBadInd
Alternate Phone Number	varchar	19		AlternatePhoneNumber
			0 — not set
Alternate Phone Number Bad Indicator	int	4	1 — bad phone number	AlternatePhoneBadInd
Credit File Phone Number	varchar	19		CreditFilePhoneNumber
			0 — not set
Credit File Phone Number Bad Indicator	int	4	1 — bad phone number	CreditFilePhoneBadInd
Email Address	varchar	100		Email
Systematic Status Code	int	4	see Status Code Cross-Reference	SystemStatus
Manual Status Code	int	4	see Status Code Cross-Reference	ManualStatus
Credit Limit	money	8	Current Credit Limit	CreditLimit
Credit Score	varchar	5	Credit Score	FICOScore
			BC96 = EQ Beacon 96
			TU95 = TU Classic 95
Credit Score Model	varchar	30	PIN2 — Pinnacle	FICOModel
Credit Score Date	char	10	Date of credit score	FICOScoreDate
Fixed Interest Rate	real	4	interest rate if assigned to a fixed interest plan	FixedInterestRate
Prime Interest Rate	real	4	prime rate if assigned to a variable interest plan	PrimeInterestRate
Margin Rate	real	4	margin rate if assigne to a variable interest plan	MarginRate
			1 = paper statement produced
Statement Flag	varchar	5	2 = paper statement not produced	StatementFlag
Cycle ID	varchar	5	Billing Cycle — 1,3,5,7,9,11,13,15,17,19,22,24,25,26,28	BillingCycle
Days in cycle	int	4	# of days into current billing cycle	DaysSinceLastCycle
Next Statement Date	varchar	10	Date of the next billing statement	NextStatementDate
Last Statement Date	varchar	10	Date last statement produced	LastStatementDate
Statement Balance	money	8	Balance as of last statement	StatementBalance
Current Balance	money	8	Total balance	CurrentBalance
Non-deferred Balance	money	8	Balance used to determine minimum payment due	NonDeferred

Field	Type	Length	Description	Header Record Name
Deferred Balance	money	8	Balance deferred — no minimum due requested until end of deferral	Deferred
Current Charge Off Balance	money	8	Balance charged-off — no payment due requested	ChargeOffBalance
Dispute Amount	money	8	Amount of balance in dispute	DisputeAmount
Dispute Count	int	4	Number of disputes on account	DisputeCount
Outstanding Authorization Amount	money	8	Pending authorization $ amount	OutStandingAuthAmount
Outstanding Authorization Count	int	4	Number of pending authorizations	OutStandingAuthCount
Statement Minimum Payment Due	money	8	Minimum payment as of last statement	StatementMinimumDue
Fixed Payment Amount	money	8	Payment amount if customer is on a fixed payment plan	FixedPaymentAmount
Payment Due Date	varchar	10	Payment due date from last statement	PaymentDueDate
Last Payment Date	varchar	10	Date last payment was received	LastPaymentDate
Last Payment Amount	money	8	Amount of last payment received	LastPaymentAmount
Last Purchase Date	varchar	10	Date last purchase was posted	LastPurchaseDate
Last Purchase Amount	money	8	Amount of last posted purchase	LastPurchaseAmount
Days Delinquent	int	4	Number of days delinquent	DaysDelinquent
Total Due Amount	money	8	Current Payment Due	CurrentPaymentDue
Current Due Amount	money	8	Amount due from current cycle	CurrentDueAmount
Past Due Amount	money	8	Amount due from previous cycle	PastDueAmount
One Cycle Past Due Amount	money	8	Amount due from 2 cycles prior to current cycle	OneCyclePastDueAmount
Two Cycle Past Due Amount	money	8	Amount due from 3 cycles prior to current cycle	TwoCyclesPastDueAmount
Three Cycle Past Due Amount	money	8	Amount due from 4 cycles prior to current cycle	ThreeCyclesPastDueAmount
Four Cycle Past Due Amount	money	8	Amount due from 5 cycles prior to current cycle	FourCyclesPastDueAmount
Five Cycle Past Due Amount	money	8	Amount due from 6 cycles prior to current cycle	FiveCyclesPastDueAmount
Six Cycle Past Due Amount	money	8	Amount due from 7 cycles prior to current cycle	SixCyclesPastDueAmount
Seven Cycle Past Due Amount	money	8	Amount due from 8 or more cycles prior to current cycle	SevenCyclesPastDueAmount
Total Past Due Amount	money	8	Total amount past due (past due amount + all cycle past due amounts)	TotalPastDueAmount
			Current cycle due:
			0, 1 — current
			2 — past due
			3 — one cycle past due
			4 — two cycles past due
			5 — three cycles past due
			6 — four cycles past due
			7 — five cycles past due
Cycle Due	int	4	8 — six or more cycles past due	CycleDue

Field	Type	Length	Description	Header Record Name
			0 - not in collections
Account in Collections	int	4	1 - in colllections	AccountInCollections
			0 - none
			1 - status forced
			2 - status: high
			3 - status: low
			4 - excessive use
			5 - delinquent
			6 - first payment default
			7 - charged off
			8 - overlimit
Reason Account in Collections	int	4	9 - delinquent and overlimit	ReasonAccountInCollections
Entered Collections Date	varchar	10	Date account entered collections	EnteredCollectionsDate
Removed from Collections Date	varchar	10	Date account removed from collections	RemovedFromCollectionsDate
Date Last Delinquent	varchar	10	Date account was last delinquent	DateLastDelinquent
Date of Original Payment Due	varchar	10	Date of original payment due (if delinquent)	DateOfOriginalPaymentDue
Active Promise Date	varchar	10	Date of an active Promise to Pay	ActivePromiseDate
Agency Name	varchar	50	Name of agency account is placed with for collections	CollectionsAgency
Last Reage Date	varchar	10	Date account last reaged	LastReageDate
Number of Times Reaged	int	4	Number of times account has been reaged	NumberOfTimesReaged
			0 - none
			1 - suppress letters
			2 - suppress phone
			3 - suppress all collection activity
Generated Dun Suppress Flag	int	4	4 - Insurance claim OR disaster	GeneratedDunSuppressFlag
			0 - none
			1 - suppress letters
			2 - suppress phone
Manual Dun Suppress Flag	int	4	3 - suppress all collection activity	ManualDunSupressFlag
Dun Suppress Date	varchar	10	Date dun suppress set on account	DunSuppressDate
Unpaid Interest	money	8		InterestBilledNotPaid
Unpaid Late Fees	money	8		LateFeesBilledNotPaid
Unpaid Debt Waiver Fees	money	8		InsuranceFeesBilledNotPaid
Unpaid Collections Fees	money	8		CollectionFeesBilledNotPaid
Unpaid Membership Fees	money	8		MembershipFeesBilledNotPaid
Unpaid Overlimit Fees	money	8		OverLimitFeesBilledNotPaid
Unpaid Recovery Fees	money	8		RecoveryFeesBilledNotPaid

Field	Type	Length	Description	Header Record Name
Unpaid Service Fees	money	8		ServiceFeesBilledNotPaid
Unpaid Principal	money	8		Principal
Unpaid NSF Fees	money	8		NSFFeesBilledNotPaid
Behavior Score	varchar	5	Most recent Behavior Score	Behavior2Score
Behavior Score Model	varchar	30	Model Code of most recent Behavior Score	Behavior2Model
Behavior Score Date	varchar	10	Effective date of most recent Behavior Score	Behavior2ScoreDate
Account Opened Date	varchar	10		AccountOpenDate
FICO score at account origination	varchar	5		OriginationFICOScore
First Pay Default Score	varchar	5		FPDScore
First Pay Default Model	varchar	30		FPDModel
First Pay Default Date	varchar	10		FPDScoreDate
AR12 Score	varchar	5		AR12Score
AR12 Model	varchar	30		AR12Model
AR12 Date	varchar	10		AR12ScoreDate
Deferred Expiration Date	varchar	10	Maximum expiration date for deferred balance
Accrued Deferred Finance Charge	money	8	finance charge currently accrued against deferred balance
Past Due count	int	4	Number of times past due
One Cycle Past Due count	int	4	Number of times one cycle past due
Two Cycle Past Due count	int	4	Number of times two cycles past due
Three Cycle Past Due count	int	4	Number of times three cycles past due
Four Cycle Past Due count	int	4	Number of times four cycles past due
Five Cycle Past Due count	int	4	Number of times five cycles past due
Six Cycle Past Due count	int	4	Number of times six cycles past due
Seven Cycle Past Due count	int	4	Number of times seven cycles past due
			A, B, D, N, Z — Legacy
			C - Unsolicitated
			F - PreScreened
			G - Gettington PreScreened
			H - No Hit/ No Score
			J, K, L - Fresh Start Direct Offer
			M, S, T - Fresh Start Counter Offer
Customer Segment	char	1	R - Catalog Requests	CustomerSegment
Net LTD Payments	int	4	Count of Net life to date payments received	NetLTDPayments
			1000 - Fingerhut Regular
			3000- Fingerhut Fresh Start
Institution Id	int	int	1001 - Gettington	institutionid
User Charge Off Status	char	2	0 - Not Charged-off	UserChargeOffStatus

Field	Type	Length	Description	Header Record Name
			1 - Pending Manual Initial Charge-off
			2 - Hold Initial Charge-off
			3 - Started Initial Charge-off
			4 - Started Final Charge-off
Pool Identifier	int	4	Pool account assigned to	PoolIdentifier
Date Moved Into Pool	varchar	30	Date account moved Into pool	DateMovedIntoPool
Brand Description	varchar	10	Fingerhut, Gettington	BrandDescription
Transaction File Layout:

Debit/Credit
Tran Code	Source	A/R
001	Conversion Sale	Debit
011	System generated sale	Debit
012	Manual sale	Debit
013	3rd Party Revenue Holsted	Debit
014	3rd Party Revenue Flower Club	Debit
015	3rd Party Revenue Tranzact	Debit
016	3rd Party Revenue Trilegent	Debit
017	3rd Party Revenue New Benefits	Debit
018	3rd Party Revenue CPP — Annual Fee	Debit
019	3rd Party Revenue CPP — Monthly Fee	Debit
020	Palm Beach Sale	Debit
021	3rd Party Revenue GE — Annual Fee	Debit
022	3rd Party Revenue GE — Monthly Fee	Debit
023	3rd Party Revenue Affinion — Annual Fee	Debit
025	3rd Party Revenue Affinion — Monthly Fee	Debit
026	3rd Party Revenue Art Select	Debit
027	3rd Party Revenue AIG — Monthly Fee	Debit
028	3rd Party Revenue Aegon — Monthly Fee	Debit
029	3rd Party Revenue — Synapse	Debit
030	Sale reversal	Credit
031	3rd Party Revenue — Encore	Debit
032	3rd Party Revenue — Cosmetique	Debit

Debit/Credit
Tran Code	Source	A/R
033	3rd Party Revenue — Ortega	Debit

050	Conversion Return	Credit
051	System generated return	Credit
052	Manual return	Credit
053	3rd Party Return Hosted	Credit
054	3rd Party Return Flower Club	Credit
055	3rd Party Return Tranzact	Credit
056	3rd Party Return Trilegent	Credit
057	3rd Party Return New Benefits	Credit
058	3rd Party Return CPP — Annual Fee	Credit
059	3rd Party Return CPP — Monthly Fee	Credit
060	Palm Beach Return	Credit
061	3rd Party Return GE — Annual Fee	Credit
062	3rd Party Return GE — Monthly Fee	Credit
063	3rd Party Return Affinion — Annual Fee	Credit
064	3rd Party Return Affinion — Monthly Fee	Credit
065	3rd Party Return Art Select	Credit
066	3rd Party Return AIG — Monthly Fee	Credit
067	3rd Party Return AEGON — Monthly Fee	Credit
069	3rd Party Return Synapse	Credit
070	Return Reversal	Debit
071	3rd Party Return Encore	Credit
072	3rd Party Return Cosmetique	Credit
072	3rd Party Return Ortega	Credit

100	Conversion Payment	Credit
101	Remitco — Stmt Stub	Credit
102	Remitco — Dunning Stub	Credit
103	St Cloud	Credit
104	Payment Telecheck	Credit
105	CCCS Gross Amount	Credit
107	Agency Payment Gross	Credit

Debit/Credit
Tran Code	Source	A/R
109	Missing Payment	Credit
110	Payment — Misc	Credit
111	Payment Correction (Debit)	Debit
112	Payment Correction (Credit)	Credit
113	Reversal of NSF Check — Rvs NSF Fee	Credit
114	Reversal of Account Closed — Rvs NSF	Credit
115	Reversal of Stop Payment — Rvs NSF Fee	Credit
116	Reversal of Other NSF Check — Rvs NSF Fee	Credit
117	Reversal of NSF Check Only	Credit
118	Reversal of Account Closed Only	Credit
119	Reversal of Stop Payment Only	Credit
120	Reversal of Other NSF Check Only	Credit
121	Refund Issue — Systematically	Credit
122	Refund Issue — Manually	Credit
123	Payment electronic (Moneygram)	Credit
124	Payment — Telecheck Manual	Credit
125	Payment — 3rd Party Credit Card	Credit
126	Payment — Manual Remitco	Credit
127	Payment — 3rd Party Credit Card EEP	Credit
128	Payment — Home Banking	Credit
129	Payment ORCC	Credit
130	Payment — Agentless ACH	Credit
131	Payment — Agentless Credit Card	Credit
132	Payment 3rd Part Credit Card ORCC	Credit
133	Payment Checkfree	Credit
134	Payment Virtual Agent	Credit

161	Remitco — NSF Check	Debit
162	Remitco — Account Closed	Debit
163	Remitco — Stop Payment	Debit
164	St Cloud — NSF Check — Chrg NSF Fee	Debit
165	St Cloud — Account Closed — Chrg NSF Fee	Debit
166	St Cloud — Stop Payment — Chrg NSF Fee	Debit

Debit/Credit
Tran Code	Source	A/R
167	Other NSF Check — Chrg NSF Fee	Debit
168	St Cloud — NSF Check — No NSF Fee	Debit
169	St Cloud — Account Closed — No NSF Fee	Debit
170	St Cloud — Stop Payment — No NSF Fee	Debit
171	Other NSF Check — No NSF Fee	Debit
172	Reversal — Missing Payment	Debit
173	Reversal — Remitco Payment	Debit
174	Reversal — St Cloud Payment	Debit
175	Reversal — Telecheck	Debit
176	Reversal — CCCS Payment Gross	Debit
178	Reversal — Agency Payment Gross	Debit
180	Reversal — Refund check voided	Debit
181	Payment Adjustment — Debit	Debit
183	Reversal — electronic payment (MoneyGram)	Debit
184	Reversal — Telecheck Manual	Debit
185	Reversal — 3rd Party Credit Card	Debit
186	Pmt Correction Debit — Agentless Pmt	Debit
187	Reversal — 3rd Party Credit Card (EEP)	Debit
188	Pmt Reversal — Home Banking	Debit
189	Pmt Reversal ORCC	Debit
190	Pmt Reversal — Agentless ACH	Debit
191	Pmt Reversal — Agentless Credit Card	Debit
192	Pmt Reversal — 3rd Party CC ORCC	Debit
193	Pmt Reversal — Checkfree	Debit
192	Pmt Reversal — Virtual Agent	Debit

300	Conversion Cr Adj	Credit
301	Merchandise Not Received	Credit
302	Shipping and Handling Allowance	Credit
303	Postage Allowance	Credit
304	Goodwill Allowance	Credit
305	Discount Coupon	Credit

Debit/Credit
Tran Code	Source	A/R
306	Gift Certifcate	Credit
307	Allowance 3rd party Holsted	Credit
308	Other Allowance	Credit
309	Late fee allowance	Credit
310	Finance Charge Allowance	Credit
311	NSF Fee Allowance	Credit
312	Small Balance Writeoff	Credit
313	Small Balance Writeup	Debit
314	Safeline Fee Refund	Credit
315	Debt Waiver Allowance (2)	Credit
316	Dispute resolved — Balance Waived	Credit
317	Dispute Resolved — Finance Charge Waived	Credit
318	Dispute Resolved — Late Charge Waived	Credit
319	Credit — Other Allowance	Credit
320	Allowance 3rd party Flower Club	Credit
321	Allowance 3rd Party Tranzact	Credit
322	Allowance 3rd Party Trilegent	Credit
323	Allowance 3rd Party New Benefits	Credit
324	Allowance — Return PPD	Credit
325	Allowance 3rd Party CPP Annual Fee	Credit
326	Allowance 3rd Party CPP Monthly Fee	Credit
327	Allowance Palm Beach Jewelry	Credit
328	Allowance 3rd Party GE Annual Fee	Credit
329	Allowance 3rd Party GE Monthly Fee	Credit
330	Allowance 3rd Party Affinion Annual Fee	Credit
331	Allowance 3rd Party Affinion Monthly Fee	Credit
332	Allowance 3rd Party Art Select	Credit
333	Allowance 3rd Party AIG Monthly Fee	Credit
334	Allowance 3rd Party AEGON Monthly Fee	Credit
335	Allowance 3rd Party Synapse	Credit
336	Allowance 3rd Party Encore	Credit
337	Allowance 3rd Party Cosmetique	Credit
338	Allowance Conversion Fee	Credit
339	Allowance Ortega	Credit

Debit/Credit
Tran Code	Source	A/R
340	Allowance Safeline Fees	Credit

350	Conversion Debit Adj	Debit
351	Reversal Merchandise Not Received	Debit
352	Reversal ‘Shipping & Handling Allow	Debit
353	Reversal Postage Allowance	Debit
354	Reversal Goodwill Allowance	Debit
355	Reversal Discount Coupon	Debit
356	Reversal Gift Certifcate	Debit
357	Reversal Allow 3rd Party (1)	Debit
358	Reversal Other Allowance	Debit
359	Reversal Late fee allowance	Debit
360	Reversal Finance Charge Allowance	Debit
361	Reversal NSF Fee Allowance	Debit
362	Reversal Small Balance Writeoff	Debit
363	Reversal Small Balance Writeup	Credit
364	Safeline Fee Refund Reversal	Debit
365	Reversal Debt Waiver Allowance (2)	Debit
366	Rev Dispute Resolved — Balance Waived	Debit
367	Rev Dispute Resolved — FC Waived	Debit
368	Rev Dispute Resolved — Late Charge Waived	Debit
369	Reversal Credit — Other Allowance	Debit
370	Reversal Allow 3rd Party Flower Club	Debit
371	Reversal Allow 3rd Party Tranzact	Debit
372	Reversal Allow 3rd Party Trilegiant	Debit
373	Reversal Allow 3rd Party New Benefits	Debit
374	Rvs Allowance — Return PPD	Debit
375	Reversal Allow 3rd Party CPP Annual Fee	Debit
376	Reversal Allow 3rd Party CPP Monthly Fee	Debit
377	Reversal Allow Palm Beach Jewelry	Debit
378	Reversal Allow GE Annual Fee	Debit
379	Reversal Allow GE Monthly Fee	Debit
380	Reversal Allow Affinion Annual Fee	Debit

Debit/Credit
Tran Code	Source	A/R
381	Reversal Allow Affinion Monthly Fee	Debit
382	Reversal Allow Art Select	Debit
383	Reversal Allow AIG Monthly Fee	Debit
384	Reversal Allow AEGON Monthly Fee	Debit
385	Reversal Allow Synapse	Debit
386	Reversal Allow Encore	Debit
387	Reversal Allow Cosmetique	Debit
388	Reversal Allow Conversion Fees	Debit
389	Reversal Allow Ortega	Debit
389	Reversal Safeline Fees	Debit

200	Conversion — Finance Charge	Debit
201	Finance Charge Billed	Debit
202	Deferred Finance Charge Billed	Debit
203	Finance Charge Reversal	Credit
204	Deferred Finance Charge Reversal	Credit
210	Conversion — Late Fee	Debit
211	Late Fee Billed	Debit
212	Late Fee Reversal	Credit
221	NSF Fee	Debit
222	NSF Reversal	Credit
223	Telecheck Processing Fee	Debit
224	Telecheck Processing Fee Reversal	Credit
225	PPD Return Postage Fee	Debit
226	PPD Return Postage Fee Reversal	Credit
227	3rd Party CC Processing Fee	Debit
228	3rd Party CC Processing Fee Reversal	Credit
229	Conversion Fee — Systematic	Debit
230	Conversion Fee — Manual	Debit
231	Minimum Interest Fee	Debit
232	Minimum Interest Fee Reversal	Credit

Debit/Credit
Tran Code	Source	A/R
501	SafeLine Fee	Debit
502	SafeLine Fee Plus	Debit
511	SafeLine Balance Waived	Credit
512	SafeLine Fee Plus Balance Waived (2)	Credit
513	Reverse SafeLine Balance Waived	Debit
514	Disability Balance Waived	Credit
515	Reverse Disability Balance Waived	Debit
516	Unemployment Balance Waived	Credit
517	Reverse Unemployment Balance Waived	Debit
516	Hospitalization Balance Waived	Credit
517	Reverse Hospitalization Balance Waived	Debit

5100	Writeoffs	Credit
5200	Writeoff Reversal	Debit

601	Debit Balance Adjustment	Debit
602	Credit Balance Adjustment	Credit

603	Credit Plan Rollover Adj Debit	Debit
604	Credit Plan Rollover Adj Credit	Credit

620	Down Pmt Debit Card	Credit
621	Reversal Down Pmt Debit Card	Debit
622	Down Pmt ACH	Credit
623	Reversal Down Pmt ACH	Debit
624	Down Pmt Check Card	Credit
625	Reversal Down Pmt Check	Debit
626	Down Pmt Money Order	Credit
627	Reversal Down Pmt Money Order	Debit
628	Down Pmt Other	Credit
629	Reversal Down Pmt Other	Debit

Transactions not
effecting AR:
106	CCCS Donation Amount
108	Agency Payment Commission
177	Reversal — CCCS Commission
179	Reversal — Agency Commission
401	Merchandise Writeoff
402	Late Fee Writeoff
403	Finance Charge Writeoff
404	NSF Fee Writeoff
405	SafeLine Writeoff
406	Misc Writeoff
9163	Other Fee Writeoffs
421	Reversal Mdse Writeoff
422	Reversal Late Fee Writeoff
423	Reversal FC Writeoff
424	Reversal NSF Fee Writeoff
425	Reversal SafeLine Writeoff
426	Reversal Misc Writeoff
024	Skip a Payment (no cash received)

EXHIBIT G
Form of Compliance Certificate
COMPLIANCE CERTIFICATE
The undersigned, a duly authorized representative of BLUESTEM BRANDS, INC., as Servicer (the “Servicer”), pursuant to that certain Servicing Agreement, dated as of August 20, 2010, by and among the Servicer, FINGERHUT RECEIVABLES I, LLC (the “Company”) and GOLDMAN SACHS BANK USA, as Administrative Agent (the “Administrative Agent”) and Collateral Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time the “Servicing Agreement”), does hereby certify that:
1.	The undersigned is an Authorized Officer of the Servicer who is duly authorized pursuant to the Servicing Agreement to execute and deliver this Certificate to the Administrative Agent.

2.	The determination and calculations of the computations specified in Annex A attached hereto (the “Computations”) and a review of the information used in determining and calculating such Computations was conducted under my supervision.

3.	The Computations were made pursuant Section 4.01 of the Servicing Agreement and are based on the information in the financial statements attached to the Compliance Certificate dated as of the date hereof.

4.	I hereby certify that the results of the Computations are true, correct and accurate in all respects.

5.	Defined terms used and not otherwise defined herein shall have the meaning ascribed to them in the Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ___ day of _______________, 20___ pursuant to Section 4.02(e) of the Servicing Agreement.

BLUESTEM BRANDS, INC.
By:
Name:
Title:

Annex A
FOR THE FISCAL MONTH ENDING [      ]

I. Minimum Net Liquidity: I.(i) + I.(ii) + I.(iii)

(i) Unrestricted Cash and Cash Equivalents of the Servicer Consolidated Group		$—
(ii) Revolving Availability		$—
(iii) Availability under the Bluestem 2010 Inventory Credit Agreement		$—

(x) Required Amount:[$25,000,000][$20,000,000]	$
$

(y) Actual Amount:		$—

(z) Compliance (Yes/No):
FOR THE FISCAL QUARTER ENDING [ ]

II. Tangible Net Worth: II.(i) — II.(ii)

(i) Total stockholder’s or other equity (excluding treasury stock and subscribed but unissued capital stock)	$—

(ii) The sum of:
(a) Intangible Assets, which is the sum of
(1) Customer lists	$—
(2) Goodwill	$—
(3) Computer software	$—
(4) Copyrights	$—
(5) Trade Names	$—
(6) Trademarks	$—
(7) Patents	$—
(8) Franchises	$—
(9) Licenses	$—
(10) Unamortized deferred charges	$—
(11) Unamortized debt discount	$—
(12) Capitalized research and developmental costs	$—
(13) Other intangibles under GAAP
Total Intangible Assets	$—

(b) Prepaid expenses	$—
(c) Amounts due from Affiliates	$—

(x) Required Amount: The sum of:
(a) $120,000,000	$120,000,000

(b) 75% of its Consolidated Net Income (if positive) for each full Fiscal Year after the Closing Date	$—
(c) 85% of the gross proceeds actually received in cash by the Servicer Consolidated Group from the proceeds of any issuance of Capital Stock by the Servicer Consolidated Group after the Closing Date	$—

(y) Actual Amount:	$—

(z) Compliance (Yes/No):

III. Consolidated Adjusted EBITDA: III. (i) — III. (ii)

(i) The sum of:
(a) Consolidated Net Income for such period	$—
(b) Consolidated Interest Expense for such period	$—
(c) Income tax expense for such period net of tax refunds	$—
(d) All amounts attributable to depreciation and amortization expense for such period	$—
(e) Fees or expenses of the Administrative Agent and any Lender or arranger in connection with the Credit Documents, or of any administrative agent, lender, or arranger in connection with the Bluestem Inventory Loan Documents, in each case paid on or prior to the Closing Date	$—
(f) For any period (other than the period specified in the following clause (g)) including the period in which such amounts were paid, other fees or expenses in an amount not to exceed $1,000,000 paid in connection with the Credit Documents, the Bluestem Inventory Loan Documents or the Senior Subordinated Documents and the transactions contemplated therein	$—
(g) For the period from, and including, the Closing Date to, and including, the last day of the first Fiscal Quarter to end after the Closing Date, other fees and expenses in an amount not to exceed $6,500,000 paid in connection with the Credit Documents and the transactions contemplated therein and the refinancing or replacement of credit facilities existing prior to the Closing Date	$—
(h) Any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory) in an amount not to exceed $2,000,000, or any additional amounts approved by the Class Requisite Lenders of each Class	$—
(i) Reasonable fees and expenses in connection with an initial public offering by Bluestem in an amount not to exceed the lesser of (A) 12.5% of the gross proceeds thereof and (B) the actual fees and expenses incurred in connection therewith, or any additional amounts approved by the Class Requisite Lenders of each Class	$—
(j) any prepayment premiums or other similar fees paid in connection with the Credit Documents or the Bluestem Inventory Loan Documents	$—

(ii) The sum of:
(k) Any cash payments made during such period in respect of non-cash charges described in clause (h) above taken in a prior period	$—
(l) Any extraordinary gains and any non-cash items of income for such period, all calculated for the Servicer Consolidated Group on a consolidated basis in accordance with GAAP	$—

Total LTM Consolidated Adjusted EBITDA	$—

IV. Minimum LTM EBITDA Margin: IV.(i) / IV.(ii)

(i) Consolidated Adjusted EBITDA of the Servicer Consolidated Group for the previous twelve months	$—

(ii) Net sales of the Servicer Consolidated Group for the previous twelve months	$—

(x) Required Amount:	8.5%

(y) Actual Amount:	[ ]	%

(z) Compliance (Yes/No):

V. Consolidated Fixed Charges: V.(i) + V.(ii) + V.(iii) + V. (iv) + V. (v)

(i) Consolidated Cash Interest Expense	$—
(ii) Fees and charges owed with respect to paragraph 2 of the Fee Letter, Section 2.9(a) of the Credit Agreement and the Bluestem 2010 Inventory Credit Agreement (other than any facility fees payable on the Closing Date)	$—
(iii) Scheduled principal payments on Indebtedness made during such period (not including principal payments under the Credit Agreement)	$—
(iv) income and franchise taxes paid in cash net of income and franchise tax refunds (but not less than zero)	$—
(v) dividends or distributions paid in cash	$—
Total Fixed Charges	$—

VI. Fixed Charge Coverage Ratio: VI.(i) / VI. (ii)

(i)The difference of:
(a) Consolidated Adjusted EBITDA	$—
(b) Capital Expenditures in an amount not to exceed $20,000,000 (excluding the portion thereof funded with (i) long-term debt financing provided by third parties or (ii) for the period from the date of the initial public offering of Bluestem Brands, Inc. to the first anniversary thereof, proceeds from such initial public offering (provided that, such exclusions shall not cause Capital Expenditures to be less than zero))	$—

Net Consolidated Adjusted EBITDA	$—

(ii) Consolidated Fixed Charges, all calculated for the Servicer Consolidated Group on a consolidated basis in accordance with GAAP	$—

(x) Required Amount:	[1.00][1.05][1.10]x

(y) Actual Amount:	[ ]x

(z) Compliance (Yes/No):

EXHIBIT H
Form of Insurance Report
Bluestem Brands, Inc.
Prepared By: [       ]
Dated: [       ]
Material Insurance Coverage as of the date hereof.

Insurance Coverage	Broker	Carrier	Policy Term	Limits	Deductible	Other
Material Insurance Coverage to be maintained in the immediately succeeding Fiscal Year of the Servicer.

Insurance Coverage	Broker	Carrier	Policy Term	Limits	Deductible	Other

H-1

EXHIBIT I
Form of Financial Officer Certification
FINANCIAL OFFICER CERTIFICATION
THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:
1.	I am the Chief Financial Officer of Bluestem Brands, Inc. (the “Servicer”) and Fingerhut Receivables I, LLC (the “Company”).

2.	I have reviewed the terms of that certain Servicing Agreement, dated as of August 20, 2010, by and among the Servicer, the Company and Goldman Sachs Bank USA, as Administrative Agent (the “Administrative Agent”) and Collateral Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time the “Servicing Agreement”), and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of either the Servicer and its Subsidiaries or the Company, as the case may be, during the accounting period covered by the attached financial statements.

3.	The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Servicer Default, Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which either the Servicer or its Subsidiaries or Company, as the case may be, has taken, is taking or proposes to take with respect to each such condition or event.

4.	The financial statements attached hereto fairly present, in all material respects, the financial condition of either the Servicer and its Subsidiaries or the Company, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

5.	Defined terms used and not otherwise defined herein shall have the meaning ascribed to them in the Servicing Agreement.

I-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ___ day of _______________, 20___ pursuant to Section 4.02[(b)][(c)][(d)] the Servicing Agreement.

By:
Name:
	Title:	Chief Financial Officer

I-2

APPENDIX A
[Attached separately.]

Bluestem Brands, Inc.
Operational Guidelines
•	Collections Policies

•	Consumer Credit Compliance

•	Credit Policies = See Exhibit “B” to WebBank and Meta Bank Program Agreements
Collections Policies:
1.1 Philosophy
The principle objective of the Collections Department is to encourage delinquent account holders to remit their past due payments. The strategy for achieving this goal is to make payment easy for the customer while invoking increasingly severe action as the customer’s delinquency worsens.
Management develops procedures and oversees efforts of both the in-house staff and outside vendors of direct collections with the goal of controlling delinquency at minimal operating expense to maintain an acceptable level and rate of write-off dollars.
Each customer must be treated individually, with attention paid to the unique circumstances and conditions of the delinquency. Collectors must deal with customers in both a professional and efficient manner, to produce the desired delinquency and write-off levels while maintaining customer goodwill. Central to achieving this balance is a progressive application of skill and effort as an account ages to later states of delinquency and/or as the risk of credit loss increases.
1.2. Regulatory Oversight
1.2.1 Collections Practices
Although Fingerhut’s internal collections department operates under the definition of a “first-party” creditor, customer contact activities by internal collections and recovery units as well as contracted external third-party vendors are conducted within the regulations of the Fair Debt Collections Practices Act as administered by the Federal Trade Commission.
1.2.2 Data Security and Privacy
Both internal and external collections vendor operations and practices are conducted within the regulations of the Graham-Leach-Bliley Act
1.2.3 Account Management Policy
Fingerhut Direct Marketing is not a financial institution, but voluntarily complies with the Uniform Retail Credit Classification and Account Management Policy as promulgated by the FFIEC (Federal Financial Institutions Examination Council) as related to practices such as account aging, delinquency and charge-off status.
2. Aging and Delinquency
2.1 Delinquency
An account is considered delinquent whenever a qualifying payment (meeting the requirements in the paragraph below) has not been received by the payment due date as indicated on the periodic billing statement. An account will remain delinquent as long as it continues to have an amount past due

A received payment to be considered a “qualifying payment” for purposes of preventing advancing delinquent age:
     a. excludes credits such as returns, or allowances and adjustments not related to dispute resolution;
     b. a $2.00 payment variance is allowed.
               2.2 “Curing” and “re-aging”
An account is considered “cured” when there is no past due amount. Curing a delinquency may be the result of full payment of all past due amounts, or in specific situations, by “re-aging”.
Re-aging will be limited to accounts that have been active at least nine months1 and reach a delinquency level of 66 or more days and are blocked from additional extensions of credit above the current balance. To be eligible for re-age, an account must subsequently have three consecutive monthly payments (as per original installment terms, or as agreed upon under reduced pay plan — CCCS/Hardship policy) or the equivalent within 90 days. An account not in a “work-out” program (a reduced pay plan such as CCCS or Hardship status classification) will not be re-aged more than once within any 12-month period and no more than twice within any five-year period. Accounts in work-out programs will be limited to no more than one additional re-age within a five year period, incremental to the re-age maximum for non work-out program accounts. After entering a work-out program, accounts will be blocked from any additional credit authorization by the CCCS/Hardship classification status.
In addition to systematically triggered re-ages, manual re-ages may be applied to cure delinquency in circumstances of dispute resolution or other situations requiring a correction of the delinquency status. The reason for doing a manual re-age will be documented with standardized annotations to the account record.
2.3 Late Fees
Unless other arrangements are made with the customer, a late fee will be assessed and added to the customer’s balance when the minimum payment due has not been received by the statement closing date following the payment due date. Late fees are billed on accounts less than 90 days delinquent.
1 Systematic Auto-Reage function is to be enhanced under pending project to enable restriction of eligibility by time in months that account has been active.
3. Bankruptcy
All collection efforts cease when a customer states they are filing for bankruptcy protection and are represented by an attorney or when a bankruptcy filing notice is received.
Once verification is received, the account is appropriately coded and processed as a bankruptcy. Notices are generally provided using outside electronic reporting services such as Lexis-Nexis or Pacer. However, if an electronic notice is not received, verification can be through: (i) receipt of Notice of the Meeting of Creditors; (ii) a copy of the Petition for Relief filed with the court; or (iii) confirmation of filing with an independent 3rd party or pro se.

Pursuit of recovery dollars on a bankrupt account is dependent on the write-off balance, customer assets, etc., as well as the dollar magnitude of recent purchase activity. Verified bankrupt accounts are charged off in the fiscal month that is 60 days after the receipt of the notice, or when the account reaches 185 days delinquent, whichever comes first. Accounts less than 6 days delinquent are not charged off

4. Collections Processes and Activities
4.1 Queuing
The queuing of delinquent accounts for telephone contact generally is based on the severity of the delinquency, and amount of receivable at risk. Such queuing allows the application of different collection strategies and dialogues determined to be most effective in collecting the amount past due.
Within an established queue, further segmentation by time on file, account balance, billing cycle, or statistical risk assessment may be employed.
Any telephone contact with a customer whose account is delinquent is pursued in a dignified and professional manner.
4.2 Dunning
The Collections Department uses statement messages, computer generated letter duns, and e-mails as a means to contact delinquent accounts. All dunning statement messages, collection letters and e-mails must be approved by legal counsel and the Vice President of Collections. The severity of the delinquency is reflected in the intensity of the message, letter, or e-mail.
4.3 Settlements
Settlement policy herein relates only to accounts that have not charged-off.
To “settle” an account is to accept a dollar payment smaller than the total balance outstanding — i.e., not the total delinquent balance and hence to consider the account as having been paid in full.
Allowances for late fees and finance charge are not, per se, considered settlement waivers.
Accounts may be targeted for settlement opportunities when they reach certain delinquency levels as specified under management-approved criteria. Using industry-accepted valuation tools, settlements will be structured to generate positive net present value. (The terms “management-approved criteria” and “industry-accepted valuation tools” refer to quantitative measures such as probability of charge-off and expected value based on statistical modeling as well as selected risk segments based on balance, past due amount and other parameters.)

(4.3 Settlements contd.)
Balances below $200
For accounts with balances below $200 that meet management-approved criteria, collectors may approve settlement waivers up to 50% of the balance, but not exceeding the sum of life-to-date finance charge and late fees.
Balances $200+
For accounts with balances at or above $200 that meet management-approved criteria, supervisors may approve settlement waivers up 50% of the balance with a maximum waiver of $150, not to exceed the sum of life-to-date finance charge and late fees.
Waivers exceeding $150
For settlement waivers exceeding $150, or waivers greater than the sum of life-to-date finance charges and late fees, manager approval is required.
A 1099C form will be issued for account holders completing a settlement agreement where the amount waived exceeds $599.99.
A ‘31-Settlment Account’ status code will used to identify all accounts with completed settlements.
4.4 Terminating Collection Efforts
Collection activity continues on delinquent accounts until such time as the effort is eitherunnecessary, waived, or deemed ineffective. In particular, collection efforts terminate or get suspended under the following circumstances:
•	when an account becomes current;

•	when notification has been received that the account-holder has filed for bankruptcy and there is no asset discharge (see section #3. Bankruptcy);

•	when there is an open dispute on the outstanding account balance;,

•	when the account holder has retained an attorney regarding their account or indicated to Cease and Desist collection efforts and they reside in CA (verbal notice) or LA (written notice);

•	when the account is in Consumer Credit Counseling;,

•	when the customer is deceased or under legal age.

4.5 Bad Debt Write-off
Accounts charge off for contractual delinquency at 180 days delinquent if there has not been a qualifying payment of at least the greater of $10 or 2.5% of the current balance within the previous 30 days and there is not an active Promise to Pay. At any point past 180 days delinquent that those conditions cease to be true the account will charge off. Bankruptcy and deceased customer accounts are charged off in the fiscal month that is 60 days after the receipt of the notice, or when the account reaches 185 days delinquent, whichever comes first. Accounts that are less than 6 days delinquent are not charged off. Accounts determined to be fraudulent (confirmed as fraud) are charged off no later than 90 days after the confirmation date or when they reach 185 days delinquent, whichever comes first. Accounts that are less than 6 days delinquent are not charged off.
4.6 Skip Tracing
The Collections Department engages in skip tracing, with the extent of the effort dependent on the account’s balance and delinquency. Such efforts might include accessing the National Change of Address file, credit bureau report information, skip tracing services provided by outside vendors, or other methods deemed to be cost effective and in compliance with any legal restrictions.
4.7 Champion-Challenger Testing
It is the policy of Fingerhut to engage continuously in the comparative testing of the performance of collections services vendors as well as collections strategies and techniques developed and implemented by the Collections Department management. Generally, the most relevant measured characteristics are bad debt and productivity. Such gains in bad debt reduction and productivity will be measured against both the operational and marketing income expense (loss in subsequent sales revenue) incurred to produce these gains.
5. Collections Transactions
5.1 Consumer Credit Counseling Services (CCCS)
Fingerhut reviews all payment schedules proposed by CCCS representatives. Payment proposals will be in accordance with guidelines issued by the Collections Department.
(see Reduced pay plan — CCCS guidelines in appendix A)
Provided the customer adheres to the agreement, Fingerhut ceases efforts to contact the customer, and discontinues assessment of late fees. Additionally, the interest rate will be reduced accordingly.
5.2 Hardship Requirements
When a customer does not have access to CCCS or chooses not to use its services, Fingerhut considers its own hardship arrangement for repayment. At a minimum, the Collections representative must have reliable contact with the customer, the customer must have expressed a renewed commitment to make payments, In addition, the customer must give Fingerhut information describing when the hardship occurred and what caused it, expected duration of the hardship, monthly income, source of income, and information regarding the customer’s employer name, city and state.
To the degree possible, such “alternate pay plans” will be temporary, spanning only the time period necessary for the customer to recover from the hardship.
(see Reduced pay plan — CCCS guidelines in appendix A)
Provided the customer adheres to the agreement, Fingerhut (or its vendors) will have its representatives cease efforts to contact the customer, and will cease the assessment of late fee charges. A reduced interest rate may apply during the term of the Reduced Payment Plan.
5.3 Disputes
During a collections contact, a customer may dispute all or a portion of the balance. If the customer disputes all or a portion of the balance all collection activity ceases. In either instance, Customer Service will resolve the dispute. If the dispute is resolved in the customer’s favor the account will be adjusted accordingly and appropriate collection activity will follow if there is a remaining delinquent balance. If the dispute is resolved in Fingerhut’s favor, then appropriate collection activity will follow depending on the stage of delinquency.
6. Collections Strategies
6.1 Portfolio Segmentation
Portfolio segmentation will be evolutionary and limited by practical considerations such as automated systems capabilities, overall population size and feasibility of multiple strategies. Behavior score plays a vital role in targeting accounts for collection actions based on balance, payment behavior, FICO, and numerous other characteristics used in the modeling process.
6.2 Dunning and Bad Debt Charge-off
Appendix B includes example schedules that describe the timing of “dun events” (i.e., phone calls, and letters) based on days delinquent status of the account. Dunning schedules/events are subject to change as our collection and risk management tools evolve. Any changes will focus on maximizing collection effectiveness and efficiency. While the grids in Appendix B are representative of a few of our basic strategies, they are not all inclusive of the various strategies we employ.
In states requiring such disclosures, a “right to cure default” notice will be issued generally not less than 30 days prior to the scheduled date of bad debt write-off.
Appendix A — Reduced Pay Plan — CCCS policy
Reduced Payment Plan Options (after completing documentation of hardship)
1.	Customer Requested Reduced Payment Plan or Collections-Initiated Reduced Payment Plan
          Account Retention approach — for accounts less than 90 days delinquent
i.	Negotiate reduced payment with a minimum of the greater of 2.5% or $10

ii.	Ask for immediate payment of the new payment due amount (e.g., payment via ORCC ACH, Clear Commerce)

iii.	Maintain delinquency, unless customer misses reduced payment

iv.	Account is blocked from authorization but not closed using Account Status Code 26-Hardship Retention. This automatically waives future late fees.

v.	Set APR to 14.9%
b.	Closed Account approach — for accounts 90+ days delinquent.

i.	Negotiate reduced payment with a minimum of the greater of 2.5% or $10

ii.	Ask for immediate payment of the new payment due amount (e.g., payment via ORCC ACH, Clear Commerce)

iii.	Close account using Account Status of 27- Hardship Closed. This automatically waives future late fees.

iv.	Re-age account after the equivalent of three consecutive payments are made. Account remains closed

v.	Set the APR to 9.9%. In extreme circumstances, the APR may be set to 0.0%.
2.	CCCS (Counseling Agency)
a.	Account Retention approach — Reduced Payment — Customer willing to make larger payments in order not to have a closed account while receiving an APR reduction
i.	Maintain delinquency

ii.	Account is blocked from authorization but not closed using Account Status Code 20 — CCCS Account. This automatically waives future late fees.

iii.	Change credit limit to $0

iv.	Set APR to 14.9%

Appendix A — Reduced Pay Plan — CCCS policy — continued
b.	Account Retention approach (for those who enrolled and don’t really need debt management)
i.	Negotiate reduced payment with a minimum of the greater of 2.5% or $10

ii.	Maintain delinquency, unless reduced payment is missed

iii.	Account is blocked from authorization but not closed using Account Status Code 20 — CCCS Account. This automatically waives future late fees.

iv.	Change credit limit to $0

v.	Set APR to 14.9%
c.	Closed Account approach — for accounts 90+ days delinquent.
i.	Negotiate reduced payment with a minimum of the greater of 2.5% or $10

ii.	Set the APR to 9.9%

iii.	Close account using Account Status Code 24-CCCS Closed. This automatically waives future late fees.

iv.	Re-age account after the equivalent of three consecutive payments are made. Account remains closed.

Appendix B — Examples of Dunning Strategies
Example of “Good Phone” Dunning Grid
Good Phone Dunning Grid

			Dun Type
		Letter	1=Phn	Current	Last Digit of
Dun	Days	Interval	2=Letter	Script	Account
Event	Delinquent	Days	3=Chg-off	Code	Number	Notes
01A	1-4		1	PC010	0-9
02	5	0	2	LC010	0-9
01B	6-17		1	PC010	0-9
03A	18-21		1	PC020	0-9
04	22	17	2	LC020	0-9
03B	23-35		1	PC020	0-9
05A	36-39		1	PC030	0-9
06	40	18	2	LC030	0-9
05B	41-51		1	PC030	0-9
07A	52-55		1	PC040	0-9
08	56	16	2	LC040	0-9
07B	57-66		1	PC040	0-9
09	67-69		1	PC050	0-9
10	70	14	2	LC099*	0-9
11	70	14	2	LC055	0-9
12A	71-84		1	PC060	0-9
12B	85-104		1	PC060	0-9
12C	87	17	2	LC065	2-9	Test 1
13	105-119		1	PC070	0-9
13A	117	30	2	LC075	2-9	Test 1
14	120-139		1	PC075	0-9
15	140-159		1	PC080	0-9
15A	145	28	2	DL070	2-9	Test 1
16	160-179		1	PC090	0-9
16A	165	20	2	LC080	2-9	Test 1
17	180-184		3	PC099	0-9
18	185	20	2	LC085	2-9	Test 5
18A	185-999		3	PC099	0-9

*	LC099 — Right To Cure letter required in CO, SC and KS

Example of “Bad Phone” Dunning Grid
Bad Phone / No Phone / Skip Dunning Grid

			Dun Type
		Letter	1=Phn		Last Digit of
Dun	Days	Interval	2=Letter	Current	Account
Event	Delinquent	Days	3=Chg-off	Script Code	Number	Notes
01	1	0	2	LC010	0-9
01SK	2-15		1	PC010	0-9
02	16	16	2	LC020	0-9
02SK	17-30		1	PC020	0-9
03	31	15	2	LC030	0-9
03SK	32-45		1	PC030	0-9
04	46	15	2	LC040	0-9
04SK	47-60		1	PC040	0-9
05	61	15	2	LC050	0-9
05SK	62-75		1	PC050	0-9
06	76	15	2	LC055	0-9
06SK	77-89		1	PC055	0-9
07	90	14	2	*LC099	0-9
07SK	91-104		1	PC050	0-9
08	90	14	2	LC065	0-9
09	105	15	2	LC050	0,1
09A	105	15	2	LC060	2-9	Test 1
09SK	106-119		1	PC060	0-9
10	120	15	2	LC055	0,1
10A	120	15	2	LC065	2-9	Test 1
10SK	121-134		1	PC070	0-9
11	135	15	2	LC050	0,1
11A	135	15	2	LC070	2-9	Test 1
11SK	136-149		1	PC070	0-9
12	150	15	2	LC055	0,1
12A	150	15	2	LC075	2-9	Test 1
12SK	151-164		1	PC080	0-9
13	165	15	2	LC080	0,1
13A	165	15	2	LC080	2-9	Test 1
13SK	166-179		1	PC080	0-9
14	180		3	PC999	0-9
14SK	181-184		3	PC999	0-9
15	185	20	2	LC085	2-9	Test 5
15SK	185-999		3	PC999	0-9

*	LC099 right to cure letter required in CO, SC and KS

Example of Focused Dunning Strategy Grid for NCA Accounts
Focused Strategy — Series 00003

			Dun Type				Last Digit
			1=Phn				of
Dun	Days	Ltr Int	2=Letter	Script	Alt		Account
Event	Delq	Days	3=Chg-off	ID	Letter	Notes	Number
01	1	0	2	LC020			3-9
02	4-12		1	PC010	None		3-9
03	13	12	2	LC040			3-9
03A	14-24		1	PC020	None		3-9
04	25	12	2	LC030			3-9
04A	26-37		1	PC020	None		3-9
05	38	13	2	LC040			3-9
05A	39-48		1	PC030	None		3-9
06	49	11	2	LC050			3-9
06A	50-59		1	PC040	None		3-9
07	60	11	2	LC055			3-9
07A	61-71		1	PC050	None		3-9
08	72	12	2	LC060			3-9
08A	73-89		1	PC060	None		3-9
09	90	18	2	LC099*			3-9
10	90	18	2	LC065			3-9
10A	91-104		1	PC060	None		3-9
11	105	15	2	LC070			3-9
11A	106-119		1	PC070	None		3-9
12	120	15	2	LC075			3-9
12A	121-134		1	PC075	None		3-9
13	135	15	2	LC070			3-9
13A	136-149		1	PC075	None		3-9
14	150	15	2	LC075			3-9
14A	151-164		1	PC080	None		3-9
15	165	15	2	LC080			3-9
15A	166-179		1	PC090	None		3-9
15B	180-184		1	PC099	None	Charge-Off	3-9
16	185	20	2	LC085			3-9
17	186-999		1	PC099	None	Charge-Off	3-9

*	LC099 — Right To Cure letter required in CO, SC and KS

     Consumer Credit Compliance Program:
•	Program
•	The Bluestem Consumer Credit Compliance Program (“CCCP”) is a company-wide program that documents policies and procedures, and monitors practices, to evidence compliance with applicable consumer credit laws and regulations.
•	Governance
•	Steering Committee comprised of the General Counsel, Credit Compliance Manager, Vice President of Collections/Account Services, Vice President of Credit Policy and Forecasting, and Manager of Credit Operations.

•	Steering Committee approves Consumer Credit Compliance Policies. All policies (new and revised) are drafted by the Credit Compliance Manager and then routed through the Steering Committee for approval prior to implementation.

•	Operating team units, chaired by applicable Steering Committee member, create/edit procedures and monitors. The applicable Steering Committee member and Credit Compliance Manager approve all procedures and monitors.
CCCP Policies and Procedures
Overview of Laws and Regulations Governing the Program (subject to addition, deletion or change from time to time based on changes in laws/regulations)
•	Reg Z/Truth in Lending Act

•	Reg B/Equal Credit Opportunity Act

•	Fair and Accurate Credit Transactions Act of 2003/FACTA

•	Fair Credit Reporting Act

•	Bank Secrecy Act

•	Right to Financial Privacy

•	Servicemembers’ Civil Relief Act/SCRA

•	Fair Debt Collection Practices Act

•	Gramm-Leach-Bliley Privacy Act

•	USA PATRIOT Act of 2001

•	FTC Unfair and Deceptive Practices Rule
Procedure Development
•	Work types within each functional area included in the CCCP are reviewed annually to determine applicability of one or more of the governing laws or regulations.

•	In the event new procedures are necessary, they are created by the appropriate operating team unit.

•	Existing procedures are reviewed by the appropriate operating team unit to ensure they are current and accurate.

•	All new procedures and any revisions to existing procedures are routed in accordance with CCCP governance requirements.
CCCP Monitoring

•	Monitors
•	Each customer facing functional area is responsible for monitoring a statistically valid sample of work types, by regulation, to ensure compliance with the applicable rules.
•	Defects
•	Defect remedy process is in place to provide coaching to reps as necessary, as well as to ensure that accounts not handled in accordance with approved procedures are corrected.
•	Reviews
•	Monitors are reviewed by the Credit Compliance Manager on a monthly basis.